UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Marchex, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 10, 2017

Dear Stockholders of Marchex, Inc.,

We cordially invite you to attend our 2017 Annual Meeting of Stockholders. The Annual Meeting will be held on Monday, August 21, 2017, at 10:00 AM Pacific Time at Marchex, Inc., 520 Pike Street, 1211 Building Conference Center, 12th floor, Seattle Washington.

At this year’s Annual Meeting, the agenda will be as follows:

	Agenda Item	Board Recommendation
Proposal One	To elect four (4) individuals to serve on our Board of Directors for the ensuing year and until their successors are elected	FOR
Proposal Two	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017	FOR
Proposal Three

To approve the adoption of an amendment to our amended and restated bylaws to provide that the courts located within the State of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes

FOR
Proposal Four	To approve, by a non-binding advisory vote, the compensation paid to our named executive officers	FOR
Proposal Five	To select, by a non-binding advisory vote, the frequency at which stockholders will be asked to approve the compensation paid to our named executive officers	FOR
Proposal Six	To reapprove provisions of the 2012 Stock Incentive Plan to enable the Company to deduct in full certain plan-related compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended	FOR

For our 2017 Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to our stockholders a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which contains, among other things, our 2016 audited consolidated financial statements. The Notice of Internet Availability of Proxy Materials also includes instructions on how you can vote using the Internet, and how you can request and receive, free of charge, a printed copy of our proxy materials, including our 2016 Annual Report, the Notice of Annual Meeting, our proxy statement and a proxy card. The electronic delivery of our proxy materials will reduce our printing and mailing costs and minimize the environmental impact of the proxy materials.

The ability to have your vote counted at the Annual Meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the Annual Meeting, we hope that you will promptly cast your vote.

Thank you for your ongoing support and continued interest in Marchex, Inc.

Sincerely,
Marchex, Inc.

Ethan Caldwell
General Counsel, Secretary and member of the Office of the CEO

Marchex, Inc.

520 Pike Street, Suite 2000

Seattle, Washington 98101

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Monday, August 21, 2017

Dear Stockholders of Marchex, Inc.:

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Marchex, Inc., a Delaware corporation (“Marchex”), will be held on Monday, August 21, 2017, at 10:00 AM Pacific Time, at Marchex, Inc., 520 Pike Street, 1211 Building Conference Center, 12th floor, Seattle, Washington, for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect four (4) individuals to serve on our Board of Directors for the ensuing year and until their successors are elected;
2.	To ratify the appointment of Moss Adams LLP (“Moss Adams”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
3.

To approve the adoption of an amendment to our amended and restated bylaws to provide that the courts located within the State of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes;

4.	To approve, by a non-binding advisory vote, the compensation paid to our named executive officers;
5.	To select, by a non-binding advisory vote, the frequency at which stockholders will be asked to approve the compensation paid to our named executive officers;
6.

To reapprove provisions of the 2012 Stock Incentive Plan to enable the Company to deduct in full certain plan-related compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”); and

7.	To transact any other business that may properly come before the annual meeting and any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR items 1, 2, 3, 4 and 6 and THREE YEARS for item 5. The Board of Directors of Marchex has fixed the close of business on June 27, 2017 as the record date for the Annual Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote by telephone or Internet by following the voting procedures described in the Notice of Internet Availability of Proxy Materials. If you received printed proxy materials and wish to vote by mail, promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope.

We appreciate your continued support of Marchex.

By order of the Board of Directors,

Ethan Caldwell
General Counsel, Secretary and member of the Office of the CEO

Seattle, Washington

July 10, 2017

TABLE OF CONTENTS

Page
Proxy Statement General Information	1
Cautionary Note Regarding Forward-Looking Statements	4
Security Ownership of Certain Beneficial Owners and Management	5
Proposal One-Election of Directors	7
Corporate Governance	9
Proposal Two-Ratification of Appointment of Independent Registered Public Accounting Firm	13
Independent Registered Accounting Firm Fees	14
Audit Committee Report	15
Proposal Three-Adoption of an Amendment to Our Amended and Restated Bylaws to Provide That the Courts Located Within the State of Delaware Will Serve as the Exclusive Forum for the Adjudication of Certain Legal Disputes	16
Additional Information Relating to Our Executive Officers and Directors	18
Executive Officers	18
Compensation Discussion and Analysis	18
Compensation Committee Report	23
Summary Compensation Table	24
2016 Grants of Plan Based Awards	26
Outstanding Equity Awards at 2016 Fiscal Year End	27
Option Exercises and Stock Vested During 2016	28
Potential Payments Upon Termination or Change in Control	28
Procedures for Review and Approval of Related Person Transactions	34
Compensation of Directors	34
Equity Compensation Plans	36
Proposal Four-Advisory Vote on Executive Compensation	38
Proposal Five-Advisory Vote on Frequency of Advisory Vote on Executive Compensation	39
Proposal Six-Reapproval of Certain Provisions of the 2012 Stock Incentive Plan	40
Section 16(a) Beneficial Ownership Reporting Compliance	45
Stockholder Proposals for 2018 Annual Meeting	45
Annual Report 2016 on Form 10-K	45
Appendix A: Marchex, Inc. 2012 Stock Incentive Plan	A-1

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

AUGUST 21, 2017

GENERAL INFORMATION

This proxy statement is being provided to solicit proxies on behalf of the Board of Directors of Marchex, Inc. for use at the 2017 Annual Meeting of Stockholders to be held on  August 21, 2017, at 10:00 AM Pacific Time, at Marchex, Inc., 520 Pike Street, 1211 Building Conference Center, 12th Floor, Seattle, Washington, and at any adjournment or postponement thereof. We expect to first make this proxy statement available, together with our Annual Report for the fiscal year ended December 31, 2016, to stockholders on approximately July 10, 2017.

Our principal offices are located at 520 Pike Street, Seattle, Washington 98101.

In this proxy statement, we refer to Marchex, Inc. as Marchex, we, us or the Company.

Internet Availability of Annual Meeting Materials

Under rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice. This permits us to conserve natural resources and reduces our printing costs, while giving stockholders a convenient and efficient way to access our proxy materials and vote their shares.

We intend to mail the Notice on or about July 10, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

Who May Vote

Only holders of record of our common stock and holders of record of our special voting stock, at the close of business on June 27, 2017, or the Record Date, will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 5,056,136 shares of Class A common stock and 38,284,254 shares of Class B common stock were issued and outstanding. Each share of Class A common stock is entitled to twenty-five (25) votes at the Annual Meeting and each share of Class B common stock is entitled to one (1) vote at the Annual Meeting. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters that come before the Annual Meeting; accordingly, throughout this proxy statement we refer generally to our outstanding Class A common stock and Class B common stock together as our "Common Stock."

What Constitutes a Quorum

Stockholders may not take action at the Annual Meeting unless there is a quorum present at the meeting. The presence, in person or by proxy, of a majority of the voting power of the outstanding shares of Common Stock entitled to vote as of the close of business on the Record Date constitutes a quorum. Abstentions and broker non-votes will count toward establishing a quorum. Broker non-votes occur when brokers holding shares in street name for beneficial owners do not receive instructions from the beneficial owners about how to vote the shares. An abstention occurs when a stockholder withholds such stockholder's vote by checking the "abstain" box on the proxy card, or similarly elects to abstain via the Internet voting. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, including the ratification of appointment of independent registered accounting firm.

Vote Required

Proposal One: Under applicable law and our current bylaws, the four (4) director candidates who receive the greatest number of votes cast for the election of directors by shares present in person or represented by proxy and entitled to vote shall be elected directors.

Proposal Two: The ratification of the appointment of Moss Adams as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Proposal Three: The adoption of an amendment to our amended and restated bylaws to provide that the courts located within the State of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Proposal Four: The advisory vote on the compensation paid to our named executive officers requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Proposal Five: The advisory vote on the frequency of the vote on the compensation paid to our named executive officers will be determined by a plurality of the votes cast.

Proposal Six: The reapproval of certain provision of the 2012 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Voting Process

Shares that are properly voted or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted "FOR" Proposals No. 1, 2, 3, 4, and 6 and “Three Years” for Proposal 5.

It is not expected that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

The manner in which your shares may be voted depends on how your shares are held. If you are the record holder of your shares, meaning you appear as the holder of your shares on the records of our stock transfer agent, you may vote those shares via the Internet, or, if you request a printed copy of the proxy materials, via a proxy card for voting those shares included with the printed proxy materials. If you own shares in street name, meaning you are a beneficial owner with your shares held through a bank or brokerage firm, you may instead receive a voting instruction form with this proxy statement that you may use to instruct your bank or brokerage firm how to vote your shares.

Voting on the Internet

You can vote your shares via the Internet by following the instructions in the Notice. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to complete and mail a proxy card. We encourage you to vote your shares via the Internet even if you plan to attend the Annual Meeting.

Voting by Mail

You can vote your shares by mail by requesting a printed copy of the proxy materials sent to your address. When you receive the proxy materials, you may fill out the proxy card enclosed therein and return it per the instructions on the card. By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as "proxies," to vote your shares at the Annual Meeting in the manner you indicate. If you request a printed copy of the proxy materials, we encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting.

Voting by Telephone

You may be able to vote by telephone. If so, instructions are included with your Notice. If you vote by telephone, you do not need to complete and mail your proxy card.

Attendance and Voting at the Annual Meeting

If you are the record holder of your shares, you may attend the Annual Meeting and vote in person. You will be required to present a form of photo identification for admission to the Annual Meeting. If you own your stock in street name, you may attend the Annual Meeting in person provided that you present a form of photo identification and confirmation of ownership, such as a recent brokerage statement or a letter from a bank or broker, but in order to vote your shares at the Annual Meeting you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to obtain a legal proxy.

Revocation

If you are the record holder of your shares, you may revoke a previously granted proxy at any time before the Annual Meeting by delivering to the Secretary of Marchex, Inc. a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any stockholder owning shares in street name may change or revoke previously given voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Householding

The SEC permits companies to send a single Notice, and for those stockholders that elect to receive a paper copy of proxy materials in the mail one copy of this proxy statement, together with our Annual Report for the fiscal year ended December 31, 2016, to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate Notice, and for those stockholders that elect to receive a paper copy of proxy materials in the mail, one copy of our fiscal 2016 Annual Report and this proxy statement. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses.

We have not instituted householding for stockholders of record; however, certain brokerage firms may have instituted householding for beneficial owners of our Common Stock held through brokerage firms. If your family has multiple accounts holding our Common Stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the Notice, our fiscal 2016 Annual Report and this proxy statement. The broker will arrange for delivery of a separate copy of the Notice, and, if so requested, a separate copy of these proxy materials promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Solicitation of Proxies

We pay the cost of soliciting proxies for the Annual Meeting. We solicit by mail, telephone, personal contact and electronic means and arrangements are made with brokerage houses and other custodians, nominees and fiduciaries to send Notices, and if requested, other proxy materials, to beneficial owners. Upon request, we will reimburse them for their reasonable expenses. In addition, our directors, officers and employees may solicit proxies, either personally or by telephone, facsimile or written or electronic mail.  Stockholders are requested to return their proxies without delay.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement, including, but not limited to, statements regarding our future operating results, financial position, prospects, acquisitions and business strategy, expectations regarding our growth and the growth of the industry in which we operate, and plans and objectives of management for future operations are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “seeks” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Quantitative and Qualitative Disclosures About Market Risk” sections in our filings with the Securities and Exchange Commission. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We therefore caution you against relying on any of these forward-looking statements. Also, any forward-looking statement made by us in this proxy statement speaks only as of the date of this proxy statement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock as of June 27, 2017 by:

•	each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the outstanding shares of our Class A common stock or Class B common stock;
•	each of our directors and nominees for director;
•	each of our executive officers listed in the “Summary Compensation Table” (“NEOs”); and
•	all of our directors, nominees for director and executive officers as a group.

Percentage of beneficial ownership is based on 5,056,136 shares of our Class A common stock and 38,284,254 shares of our Class B common stock outstanding as of June 27, 2017. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable or issuable upon vesting within 60 days of June 27, 2017, are deemed outstanding. These shares are not, however, deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise noted below, the address for each beneficial owner listed below is c/o Marchex, Inc., 520 Pike Street, Suite 2000, Seattle, Washington 98101.

	Shares Beneficially Owned				% Total
	Class A Common Stock		Class B Common Stock		Voting
Name and, as appropriate, Address of Beneficial Owner	Shares	%	Shares	%	Power (1)
5% Security Holders:
Prescott Group Capital Management, LLC (2)	—	—	4,298,949	11.2	2.6
1924 South Utica, Suite 1120
Tulsa, OK 74104-6529
Edenbrook Capital, LLC (3)	—	—	3,063,187	8.0	1.9
2 Depot Plaza
Bedford Hills, NY 10507
BlackRock, Inc. (4)	—	—	2,406,080	6.3	1.5
55 East 52nd Street
New York, NY 10022
Named Executive Officers and Directors:
Michael Arends (5)	—	—	1,079,337	2.8	*
Ethan Caldwell (6)	395,209	7.8	1,042,439	2.7	6.3
Dennis Cline (7)	—	—	191,246	*	*
Anne Devereux-Mills (8)	—	—	301,846	*	*
Nicolas J. Hanauer (9)	—	—	2,634,411	6.8	1.4
Russell C. Horowitz (10)	4,660,927	92.2	1,054,404	2.7	70.9
Ian Morris (11)	—	—	144,942	*	*
Gary Nafus (12)	—	—	113,124	*	*
M. Wayne Wisehart (13)	—	—	237,131	*	*
All directors and executive officers as a group (9 persons) (14)	5,056,136	100.0	6,798,880	16.8	79.5

Except as indicated in the footnotes below and except as subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

*	Beneficial ownership or total voting power, as the case may be, representing less than one percent.
(1)

Percentage of voting power represents voting power with respect to shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class A common stock shall be entitled to 25 votes per share of Class A common stock and each holder of Class B common stock shall be entitled to 1 vote per share of Class B common stock on all matters submitted to a vote of stockholders, except as may otherwise be required by law. The Class A common stock is convertible at any time by the holder into shares of Class B common stock on a share-for-share basis.

(2)

Based on the most recently available Schedule 13G/A filed with the SEC on February 10, 2017 by Prescott Group Capital Management, L.L.C. (“Prescott”), an investment advisor on its behalf and on behalf of Prescott Group Aggressive Small Cap, L.P. and Prescott Group Aggressive Small Cap II, L.P. (collectively, the “Small Cap Funds”) and Phil Frohlich (“Frohlich”). Prescott and Frohlich, each report beneficial ownership of 4,298,949 shares of our Class B common stock, and sole voting and sole dispositive power as to 4,298,949 shares of our Class B common stock. With respect to Small Cap Funds, each report beneficial ownership of 4,298,949 and shared voting and shared dispositive power of 4,298,949.

(3)

Based on the most recently available Schedule 13D filed with the SEC on February 9, 2017 by Edenbrook Capital, LLC (“Edenbrook”), an investment manager to certain private investment funds on its behalf and on behalf of Jonathan Brolin (“Brolin”), whose address is 2 Depot Plaza, Bedford Hills, New York, an individual. Edenbrook and Brolin each report beneficial ownership of 3,063,187 shares of our Class B common stock, and shared voting and dispositive power as to 3,063,187 shares of our Class B common stock.

(4)

Based on the most recently available Schedule 13G/A filed with the SEC on January 25, 2017 by BlackRock, Inc. (“BlackRock”), a parent holding company/control person, on its behalf and for the benefit of the following BlackRock direct and/or indirect subsidiaries: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, Blackrock Institutional Trust Company, N.A., Blackrock International Limited, Blackrock Investment Management, LLC and Blackrock Financial Management, Inc. (collectively, the “BlackRock Subsidiaries”). BlackRock reports beneficial ownership of 2,406,080 shares of our Class B common stock, with sole voting power of 2,267,285 shares of our Class B common stock and sole dispositive power of 2,406,080 shares of our Class B common stock. BlackRock reports that the BlackRock Subsidiaries have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our Class B common stock, and that no one of the BlackRock Subsidiaries has an interest greater than five percent (5%) of our total outstanding common shares.

(5)

Includes: (1) 165,000 shares of restricted stock subject to vesting; (2) 483,483 shares of our Class B common stock subject to options that are currently exercisable or exercisable within 60 days of June 27, 2017; (3) 10,500 shares of our Class B common stock held by the Nicole Marie Arends 2003 Trust for the benefit of Nicole Marie Arends, the daughter of Mr. Arends, for which shares Mr. Arends disclaims beneficial ownership; (4) 18,100 shares of Class B common stock held in an Individual Retirement Account for the benefit of Mr. Arends; and (5) 6,500 shares of Class B common stock held in an Individual Retirement Account for the benefit of Diana Arends, Mr. Arends’ wife.

(6)

Includes: (1) 189,250 shares of restricted stock subject to vesting; and (2) 504,437 shares of our Class B common stock subject to options that are currently exercisable or exercisable within 60 days of June 27, 2017.

(7)

Includes: (1) 28,500 shares of our Class B common stock held by DMC Investments, LLC, a limited liability company of which Mr. Cline is the managing member; and (2) 10,000 shares of our Class B common stock held by the Colburn Cline Trust for the benefit of Colburn Cline, the son of Mr. Cline, for which shares Mr. Cline disclaims beneficial ownership.

(8)	Includes 112,500 shares of restricted stock subject to vesting.
(9)	Includes 300,000 shares of our Class B common stock subject to options that are currently exercisable.
(10)

Includes: (1) 4,660,927 shares of our Class A common stock held by MARRCH Investments, LLC; (2) 778,000 shares of our Class B common stock subject to options that are currently exercisable; and (3) 5,000 shares of Class B common stock held in an Individual Retirement Account for the benefit of Mr. Horowitz. Mr. Horowitz is the managing member of MARRCH Investments, LLC and, as such, may be deemed to exercise voting and investment power over the shares held by all of these entities.

(11)	Includes 91,383 shares of our Class B common stock subject to options that are currently exercisable or exercisable within 60 days of June 27, 2017.
(12)

Includes 103,124 shares of our Class B common stock subject to options that are currently exercisable. Mr. Nafus resigned effective March 31, 2017 as Chief Revenue Officer and as a member of the office of the CEO and in connection with his employment termination, any unvested restricted stock and unvested options were forfeited. Mr. Nafus has 90 days from his employment termination date to exercise any vested options.

(13)	Includes 40,000 shares of our Class B common stock subject to options that are currently exercisable.
(14)

Includes an aggregate of: (1) 5,056,136 shares of our Class A common stock; (2) 4,498,453 shares of our Class B common stock which includes 20,500 shares for which beneficial ownership has been disclaimed; and (3) 2,300,427 shares of our Class B common stock subject to options that are currently exercisable or exercisable within 60 days of June 27, 2017.

PROPOSAL ONE—ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The Board of Directors currently consists of five (5) individuals, three (3) of whom have been nominated for election at the Annual Meeting along with Russell C. Horowitz, who previously served as a director of the Company. Directors are elected to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The names and the respective ages of the four (4) nominees as of June 27, 2017 are set forth below:

Name	Age	Position	Director Since
Dennis Cline (1)(2)	56	Director	May 2003
Anne Devereux-Mills (2)(3)	55	Chairman of the Board of Directors	October 2006
Russell C. Horowitz	51	Consultant and member of the office of the CEO
M. Wayne Wisehart (1)(3)	71	Director	November 2008
(1)	Member of the Audit Committee.
(2)	Member of the Nominating and Governance Committee.
(3)	Member of the Compensation Committee.

Set forth below is a description of the business experience of each current director, including a discussion of the specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that those individuals should serve as our directors.

Dennis Cline. Mr. Cline has served as a member of our Board of Directors since May 2003. Since 2013, Mr. Cline has served on the board of advisors of Blackstratus, a provider of security information event management products and services. Previously, Mr. Cline served on the board of directors of TraceSecurity, a provider of cloud-based security solutions, from 2003 to 2015. From 2004 to 2006, Mr. Cline served as Chief Executive Officer and Executive Chairman of netForensics, a provider of security event information management. Prior to joining netForensics as its Chief Executive Officer, Mr. Cline was Managing Partner of DMC Investments, a firm he founded in 2000, which provides capital and consulting services to technology companies. From 1988 to 2000, Mr. Cline was the CEO of DirectWeb, a provider of computer hardware and Internet access for consumers. Prior to DirectWeb, Mr. Cline was a senior executive at Network Associates, a provider of computer security solutions. Mr. Cline received his J.D. from Rutgers School of Law and his B.A. from Rutgers University. Mr. Cline brings extensive governance, marketing, sales and broad management expertise to the board.

Anne Devereux-Mills. Ms. Devereux-Mills has served as a member of our Board of Directors since October 2006 and as Chairman of our Board Directors since October 2016. With over 25 years of experience in the marketing and advertising industries. Ms. Devereux-Mills now serves as the Chief Strategy Officer and a member of the Board of Directors of Lantern, a mobile technology provider for mental health and wellness programs. Prior to these current roles, Ms. Devereux-Mills served as Chairman of LLNS, a division of Omnicom Group Inc. (NYSE: OMC) from May 2006 to April 2012 and served as Chief Executive Officer of LLNS from May 2006 to September 2010. LLNS is a leading healthcare communications agency. Prior to joining LLNS, from February 2003 to May 2006, Ms. Devereux-Mills was the Chief Integration Officer as well as Managing Director of all health-related assignments within BBDO New York, an advertising agency. Before joining BBDO New York, from April 2002 to February 2003, Ms. Devereux-Mills was President of Dugan Valva Contess, an independent communications agency. From January 1996 to April 2002, Ms. Devereux-Mills was President and Founder of Consumer Healthworks which then became Merkley Newman Harty Healthworks, one of the first agencies to specialize in direct-to-consumer advertising for healthcare brands. Ms. Devereux-Mills received a B.A. degree from Wellesley College. Ms. Devereux-Mills brings extensive marketing and advertising expertise to the board.

Russell C. Horowitz. Mr. Horowitz is a founder of our Company and has served as a consultant to the Company since May of 2016 and as a member of the office of the CEO since October 2016.  Prior to these roles, Mr. Horowitz served as Executive Director from February 2015 to May 2016 and as CEO, Treasurer and Chairman of the Board from inception to February 2015.   Mr. Horowitz was previously a founder of Go2Net, a provider of online services to merchants and consumers, including merchant Web hosting, online payment authorization technology, and Web search and directory services. He served as its Chairman and Chief Executive Officer from its inception in February 1996 until its merger with InfoSpace in October 2000, at which time Mr. Horowitz served as the Vice Chairman and President of the combined company through the merger integration process. Additionally, Mr. Horowitz served as the Chief Financial Officer of Go2Net from its inception until May 2000. Prior to Go2Net, Mr. Horowitz served as the Chief Executive Officer and a director of Xanthus Management, LLC, the general partner of Xanthus Capital, a merchant bank focused on investments in early-stage companies, and was a founder and Chief Financial Officer of Active Apparel Group, now Everlast Worldwide. Mr. Horowitz received a B.A. in Economics from Columbia College of Columbia University. Mr. Horowitz brings historic knowledge and continuity together with extensive operational and industry expertise to the board.

M. Wayne Wisehart. Mr. Wisehart has served as a member of our Board of Directors since November 2008. From February 2010 to November 2010, Mr. Wisehart served as interim Chief Financial Officer for All Star Directories, a publisher of online and career school directories. Mr. Wisehart previously served as the Chief Financial Officer of aQuantive, Inc. (formerly Avenue A Media, Inc.), a leading global digital marketing company, which was acquired by Microsoft in August 2007. Prior to aQuantive, Mr. Wisehart served as Chief Financial Officer of Western Wireless Corporation, a cellular phone service provider, which was acquired by Alltel in August 2005. Mr. Wisehart also served as the Chief Financial Officer from 2000 to 2002 of iNNERHOST, Inc., a Web hosting service’s company, as President and Chief Executive Officer from 1999 to 2000 of TeleDirect International Inc., a company that provide customer interaction systems, and as the President and Chief Executive Officer from 1997 to 1998 of Price Communications Wireless. Mr. Wisehart also serves on the Board of Directors of Centri Technology, Inc. Mr. Wisehart received a B.S. degree in Business from the University of Missouri-St. Louis. Mr. Wisehart brings extensive financial and accounting expertise to the board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Board Independence

The Board of Directors determined that each of the members of the board is an independent director in accordance with NASDAQ listing standards.

Committees and Meeting Attendance

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of these committees operates under a written charter adopted by the board. Copies of these charters are available on our website at www.marchex.com. The Board of Directors held nine meetings and took action by written consent on five occasions during the fiscal year ended December 31, 2016. Each of the standing committees of the board held the number of meetings indicated below. During the last fiscal year, each of our directors attended at least 75% of the total number of meetings of the board and committees of the board on which such director served during that period. We encourage director representation at our annual meetings of stockholders. Our former Executive Chairman, current Chairman and Chair of our Audit Committee attended last year’s annual meeting.

The following table sets forth the three standing committees of the board, the members of each committee, the number of meetings held by each committee, and the number of committee actions taken by written consent during the 2016 fiscal period:

Name of Director	Audit	Compensation	Nominating and Governance
Dennis Cline	Member		Member
Anne Devereux-Mills		Member	Chair
Nicolas Hanauer
Ian Morris	Member	Chair	Member
M. Wayne Wisehart	Chair	Member
Number of Meetings	8	7	4
Action by Written Consent	2	7	0

During 2016, the following directors served on committees for portions of the year: Mr. Hanauer served on the Nominating and Governance Committee through May 12, 2016. Effective May 13, 2016, Mr. Morris was appointed to serve as a member of the Nominating and Governance Committee.

Audit Committee

The Audit Committee is currently comprised of Messrs. Cline, Morris and Wisehart (Chair). Each of the members of the Audit Committee is independent for purposes of the NASDAQ listing standards as they apply to Audit Committee members. Messrs. Cline and Wisehart are Audit Committee financial experts, as defined in the rules of the Securities and Exchange Commission. The Audit Committee operates under a charter that is available on our website at www.marchex.com. The functions of the Audit Committee include reviewing, with the Company’s independent registered public accounting firm, the scope and timing of the independent registered public accounting firm’s services, the independent registered public accounting firm’s report on the Company’s consolidated financial statements and internal control over financial reporting following completion of the Company’s audits, and the Company’s internal accounting and financial control policies and procedures, and making annual recommendations to the Board of Directors for the appointment of independent registered public accounting firm for the ensuing year. The Audit Committee held eight meetings and took action by written consent on two occasions during the fiscal year ended December 31, 2016. Additional information regarding the Audit Committee is set forth in the Audit Committee Report below.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Morris (Chair) and Wisehart and Ms. Devereux-Mills. Each of the members of the Compensation Committee is independent for purposes of the NASDAQ listing standards. The Compensation Committee operates under a charter that is available on our website at www.marchex.com. The Compensation Committee held seven meetings and took action by written consent on seven occasions during the fiscal year ended December 31, 2016.

The purpose of the Compensation Committee is to assist the Board of Directors in carrying out its responsibilities with respect to: (i) overseeing the Company’s compensation policies and practices; (ii) reviewing and approving annual compensation and compensation procedures for the Company’s executive officers; and (iii) overseeing and recommending director compensation to the Board of Directors. More specifically, the Compensation Committee’s responsibilities include overseeing the Company’s general compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees; making recommendations to the Board of Directors with respect to, and administering, the Company’s incentive compensation and equity-based compensation plans, including the Company’s stock option plan and employee stock purchase plan; reviewing and approving compensation procedures for the Company’s executive officers; recommending to the independent directors for approval the compensation of the Chief Executive Officer based on relevant corporate goals and objectives and the Board of Directors’ performance evaluation of the Chief Executive Officer; and reviewing and recommending to the Board of Directors for approval the compensation of executive officers other than the Chief Executive Officer; reviewing and recommending to the Board of Directors employment, retention, restricted stock and severance agreements for executive officers, including change in control provisions, plans or agreements; reviewing the compensation of directors for service on the Board of Directors and its committees. Regarding most compensation matters, including executive and director compensation, the Company’s management provides recommendations to the Compensation Committee. The Compensation Committee has delegated its authority to grant equity and other awards under the Company’s stock incentive plan to eligible employees who are not executive officers to the Stock Option Grant Subcommittee within certain pre-approved limits. The Stock Option Grant Subcommittee currently consists of Messrs. Arends, and Caldwell and such committee regularly reports any grants made to the Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee is currently comprised of Messrs. Cline and Morris and Ms. Devereux-Mills (Chair). Each of the members of the Nominating and Governance Committee is independent for purposes of the NASDAQ listing standards. The Nominating and Governance Committee operates under a charter that is available on our website at www.marchex.com. The Nominating and Governance Committee identifies individuals qualified to become board members, recommends to the board those persons to be nominated for election to our board at the annual meeting of stockholders, develops and recommends to the board a set of corporate governance principles applicable to the Company and oversees the annual evaluation of the board. The Nominating and Governance Committee held four meetings during the fiscal year ended December 31, 2016.

Nomination of Directors

The Nominating and Governance Committee may use third party executive search firms to help identify prospective director nominees. The Nominating and Governance Committee has not established specific minimum age, education, experience, or skill requirements for potential members, but, in general, expects that qualified candidates will have high-level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems, and will be able to represent the interests of the stockholders as a whole rather than special interest groups or constituencies. The Nominating and Governance Committee considers each candidate’s character, integrity, judgment, skills, background, experience of particular relevance to the Company, ability to work well with others and time available to devote to board activities, among other factors. The Nominating and Governance Committee also considers the interplay of a candidate’s background and expertise with that of other board members, and the extent to which a candidate may be a desirable addition to any committee of the board. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

The Nominating and Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Governance Committee does not assign specific weights to particular criteria. Rather, the Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. The Nominating and Governance Committee believes that it is essential that the board members represent diverse viewpoints. The Nominating and Governance Committee’s goal is to assemble a board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.

Our evaluations of potential directors include, among other things, an assessment of a candidate’s background and credentials, personal interviews, and discussions with appropriate references. Once we have selected appropriate candidates, we present them to the full board for election if a vacancy occurs or is created by an increase in the size of the board during the course of the year, or for nomination if the director is to be first elected by stockholders.

Marchex stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names and appropriate supporting background and biographical information to: Marchex, Inc., 520 Pike Street, Suite 2000, Seattle, Washington 98101, Attention: General Counsel. The recommendation must include any relevant information, including the candidate’s name, home and business contact information, detailed biographical data and qualifications, and information regarding any relationships between the candidate and the Company within the last three years. Acceptance of a recommendation does not mean that the committee will ultimately nominate the recommended candidate.

Code of Conduct and Code of Ethics

The Company has adopted a code of conduct applicable to each of the Company’s officers, directors and employees, and a code of ethics applicable to the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s senior financial officers, as contemplated by Section 406 of the Sarbanes-Oxley Act of 2002 and both codes are available on our website at www.marchex.com.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines to ensure effective corporate governance which are available on our website at www.marchex.com.

Board Leadership Structure

The Board of Directors does not have a specific policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the board. The Board of Directors is responsible for the control and direction of the Company.

The Board of Directors is currently comprised of independent members, as independence is defined under the NASDAQ Listing Standards. The leadership structure of the Company has varied over time as the demands of the business, the composition of the Board, and the ranks of our senior executives have changed, and the Board has utilized this flexibility to establish the most appropriate structure at any given time. From our inception, until February of 2015, we combined the roles of Chairman of the Board and Chief Executive Officer, but in February of 2015 we began to operate with an Executive Chairman of the Board separate from the Chief Executive Officer. In October 2016, Anne Devereux-Mills was appointed Chairman of the Board of Directors and an office of the CEO was established subject to oversight by Ms. Devereux-Mills following the resignation of our then Chief Executive Officer.

We have experienced recent turnover in certain senior executives, and currently the duties and responsibilities of the chief executive officer are performed by the Office of the CEO consisting of Michael Arends (Chief Financial Officer), Ethan Caldwell (Chief Administrative Officer, General Counsel and Secretary), and Russell C. Horowitz (currently a consultant to the Company and previously Chief Executive Officer and Chairman of the Board) and subject to oversight by our Chairman, Anne Devereux-Mills. We are assessing our current and future senior leadership needs, although we may not be successful in finding or hiring suitable additional senior leadership.

Board’s Role in Risk Management

The Board of Directors, as a whole and also at the committee level, is responsible for oversight of our risk assessment and management process. Management is responsible for the Company’s day-to-day risk management activities. The Audit Committee periodically reviews risks and exposures associated with financial matters and financial reporting, the Compensation Committee oversees risks relating to compensation programs and policies, and the Nominating and Governance Committee oversees risks associated with Board and corporate governance matters. Furthermore, the Board of Directors periodically reviews risk management matters, including as part of its ongoing corporate strategy review, and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

Board Effectiveness

The Board of Directors performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.

Executive Session

The corporate governance guidelines provide that the Company’s independent directors shall meet regularly (not less than two times per year) in executive session at which only the Company’s independent directors shall be present. The independent directors met in executive session four times during the fiscal year ended December 31, 2016.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2016, are or have been an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During fiscal year 2016, none of the Company’s executive officers served on the Compensation Committee (or its equivalent) or Board of Directors of another entity any of whose executive officers served on the Company’s Compensation Committee or Board of Directors.

Communications with Directors

The Board of Directors provides a process for Marchex stockholders to send communications to the Board of Directors. Any stockholder who desires to contact the Board of Directors may do so by writing to: Marchex, Inc., 520 Pike Street, Suite 2000, Seattle, Washington 98101, Attention: Ethan Caldwell, Secretary. Communications received by mail will be screened by the Secretary for appropriateness before either forwarding to or notifying the members of the Board of Directors of receipt of a communication.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Item 3 on Proxy Card)

KPMG LLP (“KPMG”) served as our independent registered public accounting firm for the fiscal year ended December 31, 2016 (“fiscal 2016”) and audited our consolidated financial statements for fiscal 2016 and prior years. On June 23, 2017, following a review process undertaken by the Audit Committee, the Audit Committee approved the selection of Moss Adams to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2017. At the same time, the Audit Committee approved the dismissal of KPMG, effective as of June 23, 2017. Stockholder ratification of the selection of Moss Adams as Marchex’s independent registered public accounting firm is not required by Marchex’s bylaws, Delaware corporate law or otherwise. Notwithstanding the foregoing, the Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of Moss Adams as our independent registered public accounting firm, the Board of Directors will consider whether to retain Moss Adams for the year ended December 31, 2017 and will consider the appointment of another independent registered public accounting firm.

KPMG's reports on the Company’s financial statements for the fiscal years ended December 31, 2015 and 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended 2015 and  2016 and through June 23, 2017, the date of KPMG's dismissal, we had no disagreements (as defined in Item 304 of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with any opinion to the subject matter of the disagreement. Furthermore, during the period of KPMG’s retention, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The change in independent registered accounting firm was disclosed in the Company's Current Report on Form 8-K filed with the SEC on June 28, 2017. A copy of KPMG’s letter, dated June 28, 2017, stating its agreement with the statements made therein as it pertains to KPMG in the Form 8-K was included as an exhibit to such Form 8-K filing.

During the two most recent fiscal years ended December 31, 2015 and 2016, and through June 23, 2017, neither the Company nor anyone on the Company’s behalf consulted Moss Adams regarding either (i) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Representatives of KPMG and Moss Adams are expected to be present at the Annual Meeting in order to respond to appropriate questions and to make any other statement deemed appropriate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP.

INDEPENDENT REGISTERED ACCOUNTING FIRM FEES

Accounting Fees and Services

During fiscal years 2015 and 2016, we retained KPMG to provide professional services in the following categories and amounts:

	2015	2016
Fee Category	($)	($)
Audit Fees	962,000	914,000
Tax Fees	88,000	88,000
Total All Fees	1,050,000	1,002,000

“Tax fees” consist of fees for professional services for tax return preparation and consultation on matters related to, state and local tax considerations and tax credits.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG and has concluded that it is.

The Audit Committee pre-approved 100% of the 2015 and the 2016 KPMG services and fees above pursuant to the pre-approval policy described below.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accounting Firm

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm during the fiscal year. The Audit Committee pre-approves services by authorizing specific projects within the categories outlined above, subject to the budget for each category. The Audit Committee’s charter delegates to its chairman the authority to address any requests for pre-approval of services between Audit Committee meetings, and the chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the U.S. Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

We reviewed Marchex’s audited financial statements for the fiscal year ended December 31, 2016 and discussed these financial statements with Marchex’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Marchex’s management is responsible for Marchex’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Marchex’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of Marchex’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report on those financial statements and issuing a report on the effectiveness of Marchex’s internal control over financial reporting as of the end of the fiscal year. Our responsibility is to monitor and review these processes. We also reviewed and discussed with KPMG the audited financial statements and the matters required by SEC Regulation S-X Rule 2-07 and Auditing Standard No. 1301, Communications with Audit Committees.

KPMG provided us with the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence. This rule requires independent registered public accounting firms annually to disclose in writing all relationships that in the independent registered public accounting firm’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. In addition to engaging in this discussion with KPMG regarding its independence, we also considered whether KPMG’s provision of other, non-audit related services to Marchex is compatible with maintaining KPMG’s independence.

Based on our discussions with management and KPMG, and our review of information provided by management and KPMG, we recommended to the Marchex Board of Directors that the audited financial statements be included in Marchex’s Annual Report on Form 10-K for the year ended December 31, 2016.

Respectfully submitted,

THE AUDIT COMMITTEE

Dennis Cline

Ian Morris

M. Wayne Wisehart, Chair

PROPOSAL THREE— ADOPTION OF AN AMENDMENT TO OUR AMENDED AND RESTATED BYLAWS TO PROVIDE THAT THE COURTS LOCATED WITHIN THE STATE OF DELAWARE WILL SERVE AS THE EXCLUSIVE FORUM FOR THE ADJUDICATION OF CERTAIN LEGAL DISPUTES

(Item 2 on Proxy Card)

We are asking stockholders to approve an amendment (the "Amendment") to our Amended and Restated Bylaws (the "Bylaws") that, if adopted, would result in the courts located within the State of Delaware serving as the exclusive forum for the adjudication of certain legal actions involving us. Specifically, if this proposal is approved by our stockholders, the Bylaws will be amended to insert a new provision as Article 15 to the Bylaws and to make appropriate conforming changes, including the re-designation of current Article 15 (Amendments) as Article 16. The text of the new Article 15 is as follows:

EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former Director, Officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware (a "Chosen Court"), in all cases subject to the Chosen Court having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this By-Law.

The Board of Directors believes that adopting the Amendment is in the best interests of the Company and its stockholders for the following reasons:

•	The Amendment provides that all intra-corporate disputes will be litigated in the State of Delaware, where we are incorporated and whose law governs those disputes;

•

The Delaware courts have developed considerable expertise in dealing with corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance;

•

The Amendment will help us avoid multiple lawsuits in multiple jurisdictions relating to such disputes, thus saving the significant costs and effort in addressing cases brought in multiple jurisdictions;

•	The Amendment will reduce the risk that the outcome of cases in multiple jurisdictions could be inconsistent, even though each jurisdiction purports to follow Delaware law;

•

The Amendment will only regulate the forum where our stockholders may file claims relating to the specified intra-corporate disputes; it does not restrict the ability of our stockholders to bring such claims, nor does it affect the remedies available if such claims are ultimately successful;

•

We will retain the ability to consent to an alternative forum in appropriate circumstances where we determine that our interests and those of our stockholders are best served by permitting a particular dispute to proceed in a forum other than Delaware; and

•	The Amendment is not being proposed in anticipation of any specific litigation or transaction.

The Board of Directors is seeking stockholder approval for this exclusive forum bylaw based on the following:

•The Board of Directors’ belief that such a provision is in the best interest of our stockholders; and

•The Board of Directors’ own determination that the approval of stockholders is desirable on this issue.

The Board of Directors is increasingly concerned about the harm to us that can occur, and has occurred, as a result of lawyer-driven stockholder derivative litigation filed purportedly on our behalf against our current and former officers and directors. Such cases may be filed in the state court where the defendant company is headquartered or where one or more of the individual defendants resides, rather than the state where the company is incorporated, thus requiring a court less familiar with the laws of the state of incorporation to interpret and apply those laws. Multiple stockholder derivative actions involving the same or very similar allegations can be filed in multiple jurisdictions, requiring defendants to expend significant resources to attempt to coordinate and defend nearly identical actions in multiple courts. We have been subjected to just such stockholder derivative actions in 2015 and 2016, when seven stockholder derivative actions involving virtually identical allegations were filed in four different jurisdictions against us, the Board of Directors, and current and former officers. In order to defend these actions, we are required to undertake significant legal costs to avoid duplicative litigation that threatens to result in inconsistent legal consequences for the defendants. The Board of Directors finds the costs arising from the multitude of nearly identical lawsuits, and the significant possibility that a court outside Delaware could misapply Delaware law to the Company's disadvantage, instructive and believes that the Amendment will help the Company avoid these risks in the future.

The Board of Directors is also aware that certain proxy advisors, and even some institutional holders, take the view that they will not support an exclusive forum clause until the company requesting it can show it already has suffered material harm as a result of multiple stockholder suits filed in different jurisdictions regarding the same matter. The Board of Directors believes that it is more prudent and in the best interests of stockholders to take preventive measures before the Company and the interests of most of its stockholders are materially harmed by the increasing practice of the plaintiff’s bar to file claims in multiple jurisdictions. It is important to note that the Amendment is not being proposed in anticipation of or reaction to any specific litigation or transaction; rather, the Amendment is being proposed on a prospective basis to prevent potential future harm to the Company and its stockholders.

The Board of Directors is committed to good corporate governance practices. A description of our key corporate governance practices appears under "Corporate Governance" above.

After considering the foregoing, the Board of Directors believes the Amendment is in the best interests of the Company and its stockholders and recommends that our stockholders approve the Amendment. If approved by our stockholders, the Amendment will be immediately effective. If the Amendment is not approved, the Board of Directors will reconsider whether the Amendment is in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF AN AMENDMENT TO OUR BYLAWS TO PROVIDE THAT THE COURTS LOCATED WITHIN THE STATE OF DELAWARE WILL SERVE AS THE EXCLUSIVE FORUM FOR THE ADJUDICATION OF CERTAIN LEGAL DISPUTES

ADDITIONAL INFORMATION RELATING TO OUR EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

Our executive officers, and their respective ages, as of June 27, 2017, are as follows:

Name	Age	Position
Michael Arends	46	Chief Financial Officer and member of the office of the CEO
Ethan Caldwell	48	Chief Administrative Officer, General Counsel, Secretary and member of the office of the CEO
Russell C. Horowitz	51	Consultant and member of the office of the CEO

Biographical information for Russell C. Horowitz who has been nominated as a director is set forth above (See “Proposal One – Election of Directors”) and biographical information for all other executive officers is set forth below.

Michael Arends. Mr. Arends has served as our Chief Financial Officer since May 2003 and as a member of the office of the CEO since October 2016. Prior to joining Marchex, Mr. Arends held various positions at KPMG since 1992, most recently as a Partner in KPMG’s Pacific Northwest Information, Communications and Entertainment assurance practice. Mr. Arends is a Certified Public Accountant and a Chartered Accountant and received a Bachelor of Commerce degree from the University of Alberta.

Ethan Caldwell. Mr. Caldwell is a founder of our Company and has served as our Chief Administrative Officer, General Counsel and Secretary since our inception in January 2003 and as a member of the office of the CEO since October 2016. Mr. Caldwell was previously Senior Vice President, General Counsel and Corporate Secretary of Go2Net, from November 1996, until its merger with InfoSpace through December 2000. Mr. Caldwell received his J.D. from the University of Maryland and his B.A. in Political Science from Occidental College.

Compensation Discussion and Analysis

The Role of Stockholder Say-On-Pay Votes

In May 2014, we held a stockholder advisory vote to approve the compensation of our named executive officers (the “say-on-pay proposal”). Our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 99% of stockholder votes cast in favor of the say-on-pay proposal. The Compensation Committee believes this affirms the stockholders’ support of our approach to executive compensation, and did not change its approach in 2015 or 2016.

The Compensation Committee will continue to consider the outcome of our say-on-pay votes, such as Proposal Four in this proxy statement, when making future compensation decisions for the named executive officers.

Overview

Our “named executive officers”, or “NEOs”, are:

Michael Arends	Chief Financial Officer and member of the office of the CEO
Ethan Caldwell	Chief Administrative Officer, General Counsel, Secretary and member of the office of the CEO
Gary Nafus	Former Chief Revenue Officer and former member of the office of the CEO, who ceased serving as an executive officer in March 2017
Russell C. Horowitz	Consultant and member of the office of the CEO
Peter Christothoulou	Former Chief Executive Officer, who ceased serving as an executive officer in October 2016
Ziad Ismail	Former Chief Product Officer, who ceased serving as an executive officer in September 2016

You can find detailed information regarding the compensation we paid to our NEOs in the tables that begin on page 25.

Our executive compensation programs are intended to serve two related goals:

•

Long-Term Retention of our Strong Management Team. We believe that our continued success depends on our ability to retain our experienced, complementary and dedicated management team. Although we always consider the ultimate interest of our stockholders in setting NEO compensation, we also must acknowledge that our executives face many career options and we therefore must provide strong incentives for them to continue to participate in our growth.

•

Long-Term Growth in Stockholder Value. We believe that management compensation packages should reflect as much as possible the risk and opportunity experienced by our stockholders. As a result, we strongly emphasize performance-based compensation arrangements which reward NEOs for contributions to our long-term growth and overall corporate success.

We believe that this long-term focus will appropriately reward our management team for performance that will most benefit our Company and stockholders. We think that a focus on shorter-term results could inappropriately over- or under-compensate our executives due to short-term fluctuations that do not as accurately reflect our corporate growth and the corresponding benefit to our stockholders.

Our “long-term” emphasis results in NEO compensation packages that are weighted significantly towards long-term equity grants, with a relatively low proportion of NEO compensation derived from cash salaries. Cash bonuses to our NEOs are generally paid only under our annual incentive plan, which ties such bonus payments directly to our annual corporate performance. The Compensation Committee separately awarded Mr. Nafus a cash bonus in the amount of $196,875 which was paid in October 2016 and $65,625 which was paid in January 2017 for 2016 performance of which $100,000 is subject to forfeiture in the event that Mr. Nafus voluntarily leaves Marchex prior to October 3, 2017 (other than for Good Reason) or if Mr. Nafus is terminated by Marchex for Cause prior to October 3, 2017. Mr. Nafus resigned as our Chief Revenue Officer and as a member of the office of the CEO effective March 31, 2017 and in connection with his employment termination, $100,000 of the 2016 performance bonus paid was forfeited.

The Compensation Committee is responsible for setting the compensation and benefits for our chief executive officer and our other executive officers, to determine distributions and grants of awards under our various stock and other incentive plans and to assume responsibility for all matters related to the foregoing. Meetings of the Compensation Committee are called by the chair of the committee and the chair sets the agenda for each committee meeting. In performing its responsibilities, the Compensation Committee typically invites, for all or a portion of each meeting, our chief executive officer and other members of management to its meetings. Our chief executive officer meets with the Compensation Committee on an ongoing basis to discuss the objectives and performance of Marchex’s NEOs. For compensation decisions relating to our executive officers, the Compensation Committee considers recommendations from our chief executive officer, our general counsel, our chief financial officer and our vice president of people services, who utilize various industry compensation surveys as part of our company wide annual compensation review process. After receipt and discussion of such recommendations with our chief executive officer, the Compensation Committee meets without our chief executive officer to ultimately determine the compensation packages for each of our executive officers. Our chief executive officer does not participate in deliberations regarding his own compensation.

In October 2016, Mr. Christothoulou resigned as our Chief Executive Officer and in connection therewith, we established an office of the CEO. We are assessing our current and future senior leadership needs, although we may not be successful in finding or hiring suitable additional senior leadership.

Role of a Compensation Consultant

The duties of any compensation consultant we engage are generally to evaluate executive compensation, perform an analysis on realized pay alignment with financial and stock performance, discuss general compensation trends, provide competitive market practice data and benchmarking, participate in the design and implementation of certain elements of the executive compensation program and assist our chief executive officer in developing compensation recommendations to present to the Compensation Committee for the executive officers other than himself. The Compensation Committee may accept, reject or modify any recommendations by compensation consultants or other outside advisors. The compensation consultant does not make specific recommendations on individual amounts for the executive officers or the independent directors, nor does the consultant determine the amount or form of executive and director compensation.

In February 2016, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant. The Compensation Committee conducted an assessment of Pearl Meyer’s independence relative to standards prescribed by the SEC and determined that no conflicts existed. Historically, the Company has not used a compensation consultant for executive compensation matters.

NEO Compensation for 2016

Our Compensation Committee in reviewing our executive compensation packages assesses salary, salary history, the number and value of shares owned by our executives, prior equity grants and vesting and exercise history. The Compensation Committee also considers data regarding compensation paid at public media, internet and technology-based companies of comparable size to our Company and which could compete for the services of our NEOs. Although the compensation practices of our competitors instruct our review, we use that data only to gain perspective and do not “benchmark” our compensation to any particular level. The Compensation Committee consults with outside counsel in its review and for 2016 engaged a compensation consultant.

Competitive Positioning

To date, the Compensation Committee periodically reviews competitive data regarding compensation at various comparable peer companies. We do not benchmark compensation levels to fall within specific ranges compared to selected peer groups in our industry. We use the information developed by management and outside counsel using proxy data for peer group companies to gain a general understanding of current compensation practices. In this regard, in January of 2016, the Company provided Institutional Shareholder Services Inc. with the below suggested list of peer group companies for its reference:

1.Acxiom 2.Bankrate 3.Bazaarvoice, Inc. 4.comScore, Inc. 5.Constant Contact 6.Criteo 7.Limelight Networks, Inc. 8.LivePerson, Inc. 9.Market 10.MicroStrategy	11.New Relic 12.Neustar 13.Nielsen Holdings PLC 14.Rubicon Project 15.Shutterstock 16.Tableau Software 17.Tech Target, Inc. 18.Web.com 19.XO Group, Inc. 20.Yelp

Base Salary

The 2016 salaries shown in the Summary Compensation Table on page 25 were set by our Compensation Committee based on the compensation review discussed above, as well as a consideration of each NEO’s total compensation package including prior equity grants, exercise history, and existing stock ownership. Base salaries are a necessary part of our compensation program and provide executives with a fixed portion of pay that is not performance-based. Our goal is to provide competitive base pay levels. Historically, the Compensation Committee considered our desire to maintain cash remuneration as a relatively small portion of overall compensation. In addition, the Compensation Committee considered each NEO’s skills, experience, level of responsibility, performance and contribution to our Company. The Compensation Committee also took into account in conjunction with the NEO’s specific areas of responsibilities and objectives, each NEO’s contribution to the Company’s overall success as a member of the management team. The Compensation Committee considers the relative compensation levels among all the members of the management team to ensure the Company’s executive compensation programs are internally consistent and equitable. All salaries are reviewed at least annually and subject to future adjustment by the Compensation Committee. On April 21, 2016, the Compensation Committee, pursuant to its review of annual compensation for executive officers, approved revised annual NEO salaries effective April 21, 2016.

Equity Compensation

All of our employees and directors are eligible to receive options, shares of restricted stock, and/or restricted stock units under our 2012 Stock Incentive Plan (the “2012 Stock Plan”).

The Compensation Committee does not automatically grant equity to NEOs every year. The Compensation Committee take into account the various factors outlined in the discussion of base salary above as well as the Company’s financial performance and its impact on stockholder value and also analyzes existing NEO equity holdings and prior equity awards to take into account whether additional grants are appropriate and necessary to recalibrate the cash-equity balance of NEO compensation packages.

During 2016, the Compensation Committee granted our NEOs stock options for our Class B common stock and shares of restricted stock under the 2012 Stock Plan (both with time-based vesting), based on the compensation review discussed above. The Compensation Committee determined the size of each NEO’s equity grants based on a consideration of his existing stock ownership and outstanding equity grants awarded in prior years. Given their vesting schedules, we believe that these equity grants will help further motivate our management team to continue to focus on the long-term success of our business enterprise. You can find more information regarding these grants, including their vesting schedules, by referring to our Grant of Plan-Based Awards Table in 2016 on page 26 and Outstanding Equity Awards at 2016 Fiscal Year-End Table on page 27. Such equity awards are subject to double-trigger change in control acceleration in certain circumstances. For more information on this acceleration provision, please refer to pages 28-29.

Most equity awards for employees are tied to their annual performance reviews and are generally granted following the release of our third or fourth quarter financial results. We may occasionally make employee grants outside of that review process; such awards typically are granted as of the date the grant is approved. All new hire awards have a grant date set to correspond to the date of hire. All options have an exercise price set at the closing market price of our Class B common stock on the grant date.

Annual Incentive Plan

The Compensation Committee originally adopted our annual incentive plan in 2006 and as amended to date (the “Incentive Plan”) to motivate and reward key employees for enabling our Company to achieve specified corporate objectives together, to increase the competitiveness of our management compensation packages without increasing our fixed costs, and to align management compensation with key measures of our financial performance.

The Compensation Committee in its discretion determines the maximum amount available for award, in the aggregate, to all plan participants in light of the number of participants and the Company’s resources. The Compensation Committee also determines the participants in the pool. Eligibility determinations are based upon the Compensation Committee’s assessment of the importance of a participant’s role, together with such participant’s overall cash and equity compensation level. Finally, the Compensation Committee determines the measures of performance on which bonus awards are based, using any of the following as it determines in its sole discretion:

•	revenues;
•	pre-tax income;
•	adjusted operating income before amortization;
•	operating income before amortization;
•	operating income;
•	net earnings;
•	net income;
•	cash flow or funds from operations;
•	adjusted earnings per share;
•	earnings per share;
•	appreciation in the fair market value of our stock;
•	cost reduction or savings;
•	implementation of critical processes or projects; or
•	adjusted earnings before interest, taxes, depreciation and amortization, or adjusted earnings before any of them.

The Compensation Committee determined that for the 2016 fiscal period, a maximum of up to $2,396,000 would be available for award, in the aggregate, to all plan participants based upon the achievement of updated revenue and adjusted OIBA targets. The participants for the 2016 fiscal period and updated annual bonus targets were: Michael Arends ($217,500), Ethan Caldwell ($213,750), Peter Christothoulou ($285,000), Ziad Ismail ($156,750) and Gary Nafus ($325,000). Participants in the Incentive Plan would not receive a bonus if adjusted OIBA thresholds are were achieved, even if revenue targets were met. If all targets were met at the highest threshold, plan participants earned a maximum of $2,396,000 in the aggregate for the entire bonus pool. The target bonuses were a specified percentage of bonus targets (ranging from 35 to 200% based on performance target category) and were based on achieving specified revenue (new, existing and all revenue) and adjusted OIBA targets for the 2016 fiscal period.  Bonuses for 2016 were based on the following weighting: 25% from new revenue target attainment, 25% from existing revenue target attainment, 25% from all revenue target attainment and 25% from adjusted OIBA target attainment.

The Compensation Committee elected to use these revenues and adjusted OIBA targets because it believes that such targets most accurately reflect our growth and improvements in our corporate performance without the impact of certain non-cash and non-recurring expenses which the Company does not regard as ongoing costs of doing business. The Compensation Committee set a range of specific revenue and adjusted OIBA targets based on a review of our actual revenue and adjusted OIBA for the fiscal year ended December 31, 2015 and our budgeted revenue and adjusted OIBA for the 2016 fiscal year. At the low end of the range, the targets were intended to be difficult but realistic given our expectations regarding corporate performance. The high end of the range, intended to reflect “optimum” Company performance, were set significantly higher than our projected financial results and were considered “stretch” goals.

The Compensation Committee also has absolute discretion to award no bonuses at all even if the highest target is achieved. It is our intention that any such bonus payments would still constitute a relatively small percentage of our NEO compensation so that the bulk of their compensation package will remain dependent on our long-term growth. For 2016, the Compensation Committee did not award any bonuses under the Incentive Plan. The Compensation Committee separately awarded Mr. Nafus a cash bonus in the amount of $196,875 which was paid in October 2016 and $65,625 which was paid in January 2017 for 2016 performance of which $100,000 is subject to forfeiture in the event that Mr. Nafus voluntarily leaves Marchex prior to October 3, 2017 (other than for Good Reason) or if Mr. Nafus is terminated by Marchex for Cause prior to October 3, 2017. Mr. Nafus resigned as Chief Revenue Officer and as a member of the office of CEO effective March 31, 2017 and in connection with his employment termination, $100,000 of the 2016 performance bonus paid was forfeited.

Amended and Restated Executive Officer Employment Agreements

Effective on April 21, 2016, pursuant to the Compensation Committee’s review of long-term incentives and annual compensation for executive officers, we entered into Amended and Restated Executive Officer Employment Agreements with each of Messrs. Michael Arends, Ethan Caldwell, Peter Christothoulou, Ziad Ismail and Gary Nafus and which such agreements supersede any prior employment related agreements or offer letters, the terms of which are described in more detail under the heading “Potential Payments upon Termination or Change in Control” beginning on page 28 of this proxy statement.

Retention Agreements

We have entered into retention agreements with each of Messrs. Arends, Caldwell and Christothoulou (no longer in effect). In addition, the majority of our outstanding equity grants held by our executive officers will vest in full immediately upon any change in control.  These arrangements are described on page 30.

We believe it is appropriate to have these arrangements in place to promote our goal of the long-term retention of our management team. The Compensation Committee took into account the retention practices of our competitors in establishing the terms of such retention agreements.

Separation Agreements

In connection with the resignation of Messrs. Horowitz and Christothoulou from the Company, Messrs. Horowitz and Christothoulou each entered into separation agreements with the Company detailing the terms of their respective separation benefits at resignation, the terms of which are described in more detail under the heading “Potential Payments upon Termination or Change in Control” beginning on page 28 of this proxy statement.

Risk Assessment of Compensation Policies and Practices

We believe our compensation policies and practices do not motivate imprudent risk taking. In this regard, we note the following: (i) our annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards longer-term Company goals; (ii) we do not offer short-term incentives that might drive high-risk investments at the expense of long-term Company value; and (iii) our compensation programs are weighted towards offering long-term incentives that reward sustainable performance, especially when considering our executive share ownership. Accordingly, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the U.S. Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee consists of Ian Morris (Chair), Anne Devereux-Mills and M. Wayne Wisehart. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Anne Devereux-Mills

Ian Morris, Chair

M. Wayne Wisehart

Summary Compensation Table (1)

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2014, 2015 and 2016, as applicable, by our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-equity compensation ($)	All Other Compensation(2) ($)	Total ($)
Michael Arends	2016	286,959	—	510,000	304,200	—	11,315	1,112,474
Chief Financial Officer and member	2015	280,000	—	—	—	140,444	—	420,444
of the office of the CEO	2014	277,500	—	—	—	230,771	—	508,271
Ethan Caldwell	2016	275,875	—	510,000	304,200	—	—	1,090,075
Chief Administrative Officer, General	2015	255,000	—	—	—	140,444	—	395,444
Counsel, Secretary, and member of the office of the CEO	2014	250,000	—	—	—	230,771	—	480,771
Gary Nafus (5)	2016	300,000	162,500	297,500	163,800	—	—	923,800
Chief Revenue Officer and member of the office of the CEO	2015	88,636	104,000	897,750	618,750	—	—	1,709,136
Russell C. Horowitz (6)	2016	95,625	—	277,250	—	—	213,116	585,991
Consultant and member	2015	255,000	—	—	—	—	—	255,000
of the office of the CEO	2014	250,000	—	—	—	230,771	—	480,771
Former Executive Officers:
Peter Christothoulou (7)	2016	278,646	—	637,500	585,000	—	617,922	2,119,068
Former Chief Executive Officer	2015	255,000	—	—	—	140,444	—	395,444
	2014	250,000	—	—	—	230,771	—	480,771
Ziad Ismail (8)	2016	203,207	7,500	531,250	351,000	—	26,185	1,119,142
Former Chief Product Officer

(1)

Includes only those columns relating to compensation awarded to, earned by or paid to the NEOs in 2014, 2015 and 2016 except with respect to Messrs. Nafus and Ismail who were not NEO’s in 2014 and with respect to Mr. Ismail only, in 2015 as well.

(2)

Unless otherwise noted, the total of all perquisites and personal benefits of each NEO falls below the reportable amount for disclosure within this table. Mr. Arends’ amount in 2016 exceeded the reportable amount and includes the Company’s 401K matching contribution, auto allowance and life insurance premium.

(3)

These amounts do not reflect whether the NEO has actually realized or will realize a financial benefit from the awards (such as by vesting of a restricted stock award). Amounts represent the aggregate grant date fair value of restricted stock awards each year computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures.  For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of each stock award, refer to note 6 to the consolidated financial statements contained in our 2016 Annual Report on Form 10-K filed on March 8, 2017.

(4)

These amounts do not reflect whether the NEO has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Amounts represent the aggregate grant date fair value of option awards each year computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The fair value of the shares underlying the option awards that vest based on time is estimated using the Black-Scholes option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of each stock award, refer to note 6 to the consolidated financial statements contained in our 2016 Annual Report on Form 10-K filed on March 8, 2017.

(5)

Mr. Nafus joined Marchex as its Chief Revenue Officer in September of 2015. The Compensation Committee separately awarded Mr. Nafus a cash bonus in the amount of $196,875 which was paid in October 2016 and $65,625 which was paid in January 2017 for 2016 performance. Mr. Nafus resigned as Chief Revenue Officer and as a member of Marchex’s office of the CEO effective March 31, 2017 and in connection with his employment termination, 238,750 shares of unvested restricted stock, 241,876 unvested options and $100,000 of the 2016 bonus performance amount paid were forfeited.

(6)

On May 11, 2016, in connection with Mr. Horowitz’s resignation from the Board of Directors and his position as Executive Director, we entered into a separation agreement and release with Mr. Horowitz. Mr. Horowitz remained employed as Marchex’s Executive Director until May 12, 2016. From May 12, 2016 through the earlier of (i) May 12, 2017, or (ii) Marchex’s termination of the consulting period, Mr. Horowitz will provide consulting and advisory services from time to time and Marchex will pay Mr. Horowitz an annualized amount of $255,000 per year, payable in monthly installments in advance through May 12, 2017 for such services. Effective as of May 12, 2016, (i) vesting was accelerated in full on Mr. Horowitz’s existing equity awards, (ii) Marchex extended the period during which Mr. Horowitz may exercise any vested stock options through the remaining contractual term, and (iii) Mr. Horowitz was granted 100,000 shares of Marchex’s Class B common stock pursuant to the Company’s 2012 Stock Incentive Plan at a purchase price of $0.01 per share with quarterly vesting in equal amounts through May 12, 2017.

(7)

In October 2016, Mr. Christothoulou ceased serving as an executive officer and in connection therewith 150,000 shares of unvested restricted stock and 250,0000 unvested options granted were forfeited. Other compensation in 2016 were amounts related to Mr. Christothoulou’s separation agreement which includes $570,000 in total severance payment which were paid in two equal installments of $285,000 on October 3, 2016 and April 3, 2017, the Company’s portion of its share of medical, dental, vision insurance premiums under COBRA and accrued vacation totaling $44,572, and auto allowance of $3,350 while an employee of the Company.

(8)

In September 2016, Mr. Ismail ceased serving as an executive officer and in connection therewith all equity awards granted in April 2016 were forfeited. Other compensation in 2016 includes the Company’s 401K matching contribution and separation related payments including accrued vacation.

2016 Grants of Plan-Based Awards (1)

The following table sets forth certain information with respect to plan-based awards granted during the fiscal year ended December 31, 2016 to our NEOs:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Equity Grants
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Michael Arends
Annual Incentive Plan	1/1/2016	4,800	217,500	435,000	—	—	—	—
Stock Options	4/21/2016	—	—	—	—	130,000	4.26	304,200
Restricted Stock	4/21/2016	—	—	—	120,000	—	—	510,000
Ethan Caldwell
Annual Incentive Plan	1/1/2016	4,700	213,750	427,500	—	—	—	—
Stock Options	4/21/2016	—	—	—	—	130,000	4.26	304,200
Restricted Stock	4/21/2016	—	—	—	120,000	—	—	510,000
Gary Nafus (4)
Annual Incentive Plan	1/1/2016	7,200	325,000	650,000	—	—	—	—
Stock Options	4/21/2016	—	—	—	—	70,000	4.26	163,800
Restricted Stock	4/21/2016	—	—	—	70,000	—	—	297,500
Russell C. Horowitz (5)
Restricted Stock	5/12/2016	—	—	—	100,000	—	—	277,250
Former Executive Officers:
Peter Christothoulou (6)
Annual Incentive Plan	1/1/2016	6,300	285,000	570,000	—	—	—	—
Stock Options	4/21/2016	—	—	—	—	250,000	4.26	585,000
Restricted Stock	4/21/2016	—	—	—	150,000	—	—	637,500
Ziad Ismail (7)
Annual Incentive Plan	1/1/2016	3,500	156,750	313,500
Stock Options	4/21/2016	—	—	—	—	150,000	4.26	351,000
Restricted Stock	4/21/2016	—	—	—	125,000	—	—	531,250
(1)	Includes only those columns related to plan based awards granted during 2016. All other columns have been omitted.
(2)	For description, see Annual Incentive Plan on page 21. No amounts were paid for 2016.
(3)

These amounts represent the aggregate grant date fair value in accordance with FASB ACS Topic 718, excluding the effect of estimated forfeitures.  These amounts do not reflect whether the NEO has actually realized or will realize a financial benefit from the awards (such as by vesting in a restricted stock or exercising a stock option).  For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of each stock award, refer to Note 6 to the consolidated financial statements contained in our 2016 Annual Report on Form 10-K filed on March 8, 2017.

(4)

Mr. Nafus resigned as Chief Revenue Officer and as a member of Marchex’s office of the CEO effective March 31, 2017 and in connection with his employment termination, all equity awards granted in April 2016 were forfeited.

(5)

In connection with Mr. Horowitz’s resignation from the Board of Directors and his position as Executive Director in May 2016, we entered into a separation agreement and release which included a grant of 100,000 shares with quarterly vesting in equal amounts through May 12, 2017.

(6)

In October 2016, Mr. Christothoulou resigned as Chief Executive Officer and in connection therewith 150,000 shares of unvested restricted stock and 250,0000 unvested options which were granted in April 2016 were forfeited.

(7)	In September 2016, Mr. Ismail resigned as Chief Product Officer and in connection therewith all equity awards granted in April 2016 were forfeited.

Outstanding Equity Awards at 2016 Fiscal Year-End (1)

The following table sets forth certain information with respect to the value of all unexercised options and unvested stock awards previously awarded to our NEOs as of December 31, 2016. Certain option and stock awards provide for accelerated vesting in full upon a change in control. For more information on these acceleration provisions, please refer to pages 28-29.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Michael Arends
Stock Options	8/12/2009		21,601	—	4.63	8/12/2019	—	—
Stock Options	5/11/2010		13,167	—	4.89	5/11/2020	—	—
Stock Options	12/20/2010		98,000	—	8.77	12/20/2020	—	—
Stock Options	12/20/2011		100,000	—	6.35	12/20/2021	—	—
Stock Options	12/20/2012		70,090	—	4.41	12/20/2022	—	—
Stock Options	12/20/2013		140,000	—	8.94	12/20/2023	—	—
Stock Options	4/21/2016	(3)	—	130,000	4.26	4/21/2026	—	—
Restricted Stock	4/21/2016	(4)	—	—	—	—	120,000	318,000
Ethan Caldwell
Stock Options	8/12/2009		100,000	—	4.63	8/12/2019	—	—
Stock Options	5/11/2010		76,500	—	4.89	5/11/2020	—	—
Stock Options	12/20/2010		62,000	—	8.77	12/20/2020	—	—
Stock Options	12/20/2011		70,000	—	6.35	12/20/2021	—	—
Stock Options	12/20/2012		85,000	—	4.41	12/20/2022	—	—
Restricted Stock	12/20/2012	(4)	—	—	—	—	10,500	27,825
Stock Options	12/20/2013	(3)	28,125	9,375	8.94	12/20/2023	—	—
Stock Options	12/20/2013	(5)	37,500	—	8.94	12/20/2023	—	—
Restricted Stock	12/20/2013	(4)	—	—	—	—	18,750	49,688
Stock Options	4/21/2016	(3)	—	130,000	4.26	4/21/2026	—	—
Restricted Stock	4/21/2016	(4)	—	—	—	—	120,000	318,000
Gary Nafus (6)
Stock Options	9/15/2015	(3)	85,937	189,063	4.00	9/15/2025	—	—
Restricted Stock	9/15/2015	(4)	—	—	—	—	168,750	447,188
Stock Options	4/21/2016	(3)	—	70,000	4.26	4/21/2026	—	—
Restricted Stock	4/21/2016	(4)	—	—	—	—	70,000	185,500
Russell C. Horowitz (7)
Stock Options	8/12/2009		150,000	—	4.63	8/12/2019	—	—
Stock Options	5/11/2010		182,500	—	4.89	5/11/2020	—	—
Stock Options	12/20/2010		137,000	—	8.77	12/20/2020	—	—
Stock Options	12/20/2011		116,000	—	6.35	12/20/2021	—	—
Stock Options	12/20/2012		117,500	—	4.41	12/20/2022	—	—
Stock Options	12/20/2013		75,000	—	8.94	12/20/2023	—	—
Restricted Stock	5/12/2016		—	—	—	—	50,000	132,500
(1)	Includes only those columns for which there are outstanding equity awards at December 31, 2016. All other columns have been omitted.
(2)

The market value of unvested stock awards is calculated by multiplying the number of unvested stock awards held by the applicable NEO by the closing price of our Class B common stock on December 31, 2016 of $3.65, as reported on the NASDAQ Global Select Market.

(3)

The option vests at the rate of 25% on the first anniversary of the grant date and 1/12 of the remainder vests quarterly thereafter in equal increments and with vesting in full of all such option shares in the event of a change in control.

(4)

The shares of restricted stock vest at the rate of 25% on each of the first, second, third, and fourth anniversaries, respectively, of the grant date with vesting in full upon a change in control. Except in the case of Mr. Caldwell, (i) remaining vests of 12/20/12 and 12/20/2013 were modified in December 2016 to vest on 12/20/2018 and in the event of termination for any reason prior to 12/2018, the remaining shares subject to vesting will become immediately vested upon such termination to the extent vested based on vesting schedule for such shares prior to amendment and subject to additional vesting to the extent applicable as provided in Mr. Caldwell’s employment agreement with the Company; and (ii) Mr. Caldwell’s 4/21/16 grant was modified in April 2017 to vest as follows: 60,000 shares on 12/20/2018, 30,000 shares each in 4/21/2019 and 4/21/2020 and in the event of termination for any reason prior to 12/20/2018, the 60,000 shares to vest on 12/20/18 will become immediately vested upon such termination with the remaining shares subject to vesting to the extent applicable as provided in Mr. Caldwell’s employment agreement with the Company.

(5)	The performance based options are fully vested as certain service and market conditions were satisfied.
(6)

Mr. Nafus resigned as Chief Revenue Officer and as a member of Marchex’s office of the CEO effective March 31, 2017, and in connection with his employment termination, 238,750 shares of unvested restricted stock and 241,876 unvested options were forfeited.

(7)

In connection with Mr. Horowitz’s resignation from the Board of Directors and his position as Executive Director in May 2016, we entered into a separation agreement and release which included a grant of 100,000 shares with quarterly vesting in equal amounts through May 12, 2017 and accelerated vesting in full of all existing equity awards.

Option Exercises and Stock Vested during 2016

The following table sets forth certain information concerning option exercises by our NEOs and vesting of our common stock held by them during the fiscal year ended December 31, 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Gary Nafus	—	—	56,250	157,500
Russell C. Horowitz (3)	—	—	83,312	270,670
Former Executive Officers:
Peter Christothoulou (4)	—	—	190,187	523,014
Ziad Ismail (5)	—	—	66,250	290,888
(1)	The value realized on exercise is calculated as the difference between the actual sales price of the shares underlying the options exercised and the applicable exercise price of those options.
(2)	The value realized on vesting is calculated based on the closing sales price of the underlying stock on the NASDAQ Global Select Market on the vesting date.
(3)

In connection with Mr. Horowitz’s resignation in May 2016 from the Board of Directors, all Marchex equity including 33,312 of restricted stock were accelerated in full as of the resignation date. In addition, of the 100,000 shares of restricted stock granted to Mr. Horowitz in May 2016, 50,000 shares have vested as of December 31, 2016.

(4)	In connection with Mr. Christothoulou’s resignation in October 2016, 190,187 shares of restricted stock were accelerated as of the termination date.
(5)	Restricted stock and restricted stock units that vested prior to Mr. Ismail’s resignation in August 2016.

Potential Payments Upon Termination or Change in Control

Amended and Restated Executive Officer Employment Agreements

Effective on April 21, 2016, pursuant to the Compensation Committee’s review of long-term incentives and annual compensation for executive officers, we entered into Amended and Restated Executive Officer Employment Agreements with each of Messrs. Michael Arends, Ethan Caldwell, Peter Christothoulou, Ziad Ismail and Gary Nafus and which such agreements supersede any prior employment related agreements or offer letters.

The Amended and Restated Executive Officer Employment Agreements for each of Messrs. Arends, Caldwell and Christothoulou provide for the following: (i) that the excise tax gross-up provision contained in the Retention Agreements shall terminate and have no further force and effect, and (ii) in the event the Company terminates executive’s employment for any reason other than Cause, or executive terminates his employment for Good Reason (regardless of a Change in Control) and subject to executive’s execution of a release of claims, executive will be eligible to receive the following severance and related post-termination benefits: (a) a lump sum payment equal to one and one half (1.5) times (in the case Mr. Christothoulou) and one (1) times (in the case of Mr. Arends and Mr. Caldwell) executive’s then annual salary payable at the time of termination, unless the termination of executive’s employment occurs within 12 months following a Change in Control, in which case executive will receive the benefits under his Retention Agreement, (b) payment by the Company of its share of medical, dental and vision insurance premiums under COBRA (“Health Benefits”) for executive and executive’s dependents for the 12 month period following the separation date or such lesser period as executive remains eligible under COBRA, unless the termination of executive’s employment occurs within 12 months following a Change in Control, in which case executive will receive the benefits under executive’s Retention Agreement; and (c) an additional one and one half (1.5) years of time-based vesting (in the case of Mr. Christothoulou) and an additional one (1) year of time-based vesting (in the case of Mr. Arends and Mr. Caldwell) on any unvested options, restricted stock and restricted stock units as of the separation date. In the event that executive’s employment terminates due to death or disability, and subject to execution of a release of claims, executive will be eligible to receive the following severance and related post-termination benefits: (i)payment by the Company of Health Benefits for the 18 month period following the separation date or such lesser period as executive remains eligible under COBRA, and (ii) one hundred percent (100%) of all performance and time-based unvested options, restricted stock and restricted stock units will immediately vest upon executive’s separation date.  Additionally, one hundred percent (100%) of all performance and time based options, restricted stock and restricted stock units not already vested, shall become immediately vested upon the occurrence of both (a) a Change in Control, (b) followed by the first to occur of (i) a termination of executive’s employment by the Company or any successor thereto without Cause, (ii) a material diminution in the nature or scope of executive’s duties, responsibilities, authorities, powers or functions that constitutes Good Reason, or (iii) the twelve month anniversary of the occurrence of the Change in Control provided that executive then remains an employee of the Company or its successor (collectively, the “Double-Trigger Change in Control Acceleration”).

The Amended and Restated Executive Officer Employment Agreements for each of Messrs. Ismail and Nafus provide for the following: (i) in the event the Company terminates executive’s employment for any reason other than Cause) or executive terminates his employment for good reason and subject to executive’s execution of a release of claims, executive will be eligible to receive the following severance and related post-termination benefits: (a) a lump sum payment equal to one (1) times executive’s then annual salary payable at the time of termination, unless the termination of executive’s employment occurs within 12 months following a Change in Control, in which case executive will receive the benefits provided below; (b) payment by the Company of Health Benefits for executive and executive’s dependents for the 12 month period following the separation date or such lesser period as executive remains eligible under COBRA, unless the termination of executive’s employment occurs within 12 months following a Change in Control, in which case executive will receive the Heath Benefits for 18 months, and (c) an additional one (1) year of time-based vesting on any unvested options, restricted stock and restricted stock units as of the separation date. In the event that executive’s employment terminates due to death or disability, and subject to execution of a release of claims, executive will be eligible to receive the following severance and related post-termination benefits: (i) payment by the Company of Health Benefits for the 18 month period following the separation date or such lesser period as executive remains eligible under COBRA, and (ii) one hundred percent (100%) of all performance and time-based unvested options, restricted stock and restricted stock units will immediately vest upon executive’s separation date. Additionally, in the event of a Change in Control, then executive shall be entitled to a lump sum severance payment payable in cash equal to one (1) times the product of the executive’s Annual Salary plus the greater of the aggregate amount of any bonuses paid to or earned by executive with respect to the Company’s immediately prior fiscal year or executive’s pro rata portion of the aggregate bonus pool under the Incentive Plan for the then current fiscal year assuming achievement under the Incentive Plan of the maximum performance targets for such fiscal year, and Double-Trigger Change in Control Acceleration.

Mr. Ismail resigned as Chief Product Officer in September 2016. Mr. Christothoulou resigned as Chief Executive Officer in October 2016. Mr. Nafus resigned as Chief Revenue Officer and as a member of the office of the CEO effective March 31, 2017.

Restricted Stock and Restricted Stock Units Agreements

On December 20, 2013, we granted an aggregate of 347,500 shares of restricted stock under our 2012 Stock Plan to certain of our NEOs pursuant to a review by our Compensation Committee of equity incentives for NEOs. These awards are subject to certain conditions on vesting, but will vest in full upon the occurrence of both (a) a change in control, (b) followed by (i) a termination without cause of the executive officer’s employment by the Company or any successor thereto, (ii) a diminution in duties (as defined in such award agreements) with respect to the executive officer, or (iii) the 12-month anniversary of the occurrence of the change in control.

On September 15, 2015, in connection with his appointment as Chief Revenue Officer of the Company, we granted Mr. Nafus 225,000 shares of restricted stock under our 2012 Stock Plan with 25% of the total shares of restricted stock vesting on the first, second, third and fourth annual anniversaries of the grant date. The award will vest in full upon the occurrence of both (x) a change in control, (y) followed by the earliest to occur of: (i) a termination of Mr. Nafus’ service without cause by the Company or any successor thereto, (ii) a diminution in duties, or (iii) the 12-month anniversary of the occurrence of the change in control so long as Mr. Nafus’ service with the Company or any successor thereto is continuous from the grant date through such date.

On April 21, 2016, we granted an aggregate of 735,000 shares of restricted stock under our 2012 Stock Plan to our NEOs (including to our two former executive officers) pursuant to a review by our Compensation Committee of equity incentives for NEOs. These shares of restricted equity are subject to certain conditions on vesting as well as the Double-Trigger Change in Control Acceleration.

Option Agreements

On December 20, 2013, we granted an aggregate of 457,500 options under our 2012 Stock Plan to certain of our NEOs pursuant to a review by our Compensation Committee of equity incentives for NEOs. These options are subject to certain conditions on vesting, but will vest in full upon the occurrence of both (a) a change in control, (b) followed by, (i) a termination without cause of the executive officer’s employment by the Company or any successor thereto, (ii) a diminution in duties (as defined in such award agreements) with respect to the executive officer, or (iii) the 12-month anniversary of the occurrence of the change in control.

On September 15, 2015, in connection with his appointment as Chief Revenue Officer of the Company, we granted Mr. Nafus 275,000 options under our 2012 Stock Plan with 25% of the total option shares vesting on the first anniversary of the grant date and the remainder vesting quarterly thereafter over the next 3-year period in equal increments of 6.25% of the aggregate amount of such shares. The award will vest in full upon the occurrence of both (x) a change in control, (y) followed by the earliest to occur of: (i) a termination of Mr. Nafus’ service without cause by the Company or any successor thereto, (ii) a diminution in duties, or (iii) the 12-month anniversary of the occurrence of the change in control so long as Mr. Nafus’ service with the Company or any successor thereto is continuous from the grant date through such date.

On April 21, 2016, we granted an aggregate of 980,000 options under our 2012 Stock Plan to our NEOs (including to our two former executive officers) pursuant to a review by our Compensation Committee of equity incentives for NEOs. These options are subject to certain conditions on vesting as well as the Double-Trigger Change in Control Acceleration.

Retention Agreements

On October 2, 2006, we entered into retention agreements with each of Messrs. Arends, Caldwell and Christothoulou (no longer in effect), which provide that in the event of a change in control, each of Messrs. Arends, Caldwell and Christothoulou would be entitled to a lump sum payment equal to two times the amount calculated by adding (1) his annual salary at that time plus (2) the greater of (a) any bonus he earned with respect to the prior fiscal year, or (b) his pro rata portion of the aggregate bonus pool under our Incentive Plan for the current year assuming achievement under the Incentive Plan of the maximum performance targets for such year. With respect to Messrs. Arends, Caldwell and Christothoulou, if within twelve (12) months following a change in control: (1) the Company shall terminate his employment with the Company without cause, or (2) he shall voluntarily terminate such employment for good reason, the Company shall provide reimbursement of health care premiums for him and his dependents, for a period of eighteen (18) months from the date of his termination, to the extent that he is eligible for and elects continuation coverage under COBRA (provided that such reimbursement shall terminate upon commencement of new employment by an employer that offers health care coverage to its employees). In consideration for the Company’s willingness to enter into amended and restated employment agreements with each of Messrs. Arends, Caldwell and Christothoulou effective April 21, 2016, such executives relinquished the excise tax gross-up provision which was contained in the retention agreements.

Separation Agreements

On October 3, 2016, in connection with Mr. Christothoulou’s resignation from his position as Chief Executive Officer, we entered into a separation agreement and release with Mr. Christothoulou. Mr. Christothoulou remained an employee of the Company through October 31, 2016. Mr. Christothoulou’s separation agreement with the Company provides for the following: (1) a cash payment equal to $285,000 payable on October 3, 2016 and a second cash payment equal to $285,000 payable on April 3, 2017 subject to performance of transition services in cooperation with the Company through such date, (2) payment by the Company of its share of medical, dental and vision insurance premiums under COBRA for Mr. Christothoulou and Mr. Christothoulou’s dependents for up to twelve (12) months following the termination date; and (3) an additional vesting of 190,187 shares of restricted stock and an additional vesting of 288,877 options held by Mr. Christothoulou as of October 31, 2016.

On May 11, 2016, in connection with Mr. Horowitz’s resignation from the Board of Directors and his position as Executive Director, we entered into a separation agreement and release with Mr. Horowitz. Mr. Horowitz remained employed as Marchex’s Executive Director until May 12, 2016. From May 12, 2016 through the earlier of (i) May 12, 2017, or (ii) Marchex’s termination of the consulting period, Mr. Horowitz will provide consulting and advisory services from time to time and Marchex will pay Mr. Horowitz an annualized amount of $255,000 per year, payable in monthly installments in advance through May 12, 2017 for such services. So long as Mr. Horowitz timely elects health benefits continuation under COBRA, Mr. Horowitz shall be entitled to receive payment by Marchex of Mr. Horowitz’s applicable premiums for such continuation coverage during the period commencing on May 12, 2016 and ending on the earliest to occur of (i) the eighteen (18) month anniversary of May 12, 2016, (ii) the expiration of Mr. Horowitz’s eligibility for benefits under COBRA, and (iii) the date on which Mr. Horowitz and his covered dependents become covered by health insurance through another source. Effective as of May 12, 2016, (i) vesting was accelerated in full on Mr. Horowitz’s existing equity awards, (ii) Marchex extended the period during which Mr. Horowitz may exercise any vested stock options through the remaining contractual term, and (iii) Mr. Horowitz was granted 100,000 shares of Marchex’s Class B common stock pursuant to the Company’s 2012 Stock Incentive Plan at a purchase price of $0.01 per share with quarterly vesting in equal amounts through May 12, 2017. On May 12, 2017, we entered into a first amendment to the agreement with Mr. Horowitz, which provides for the continuation of the consulting relationship beyond the original termination date of May 12, 2017 on a month to month basis.

The following table sets forth an estimate of the payments and benefits that would be received by each of our NEOs if a change in control of Marchex and/or termination of their employment had occurred on December 31, 2016. The amounts contained in the table for each continuing NEO are based the individual’s period of employment and compensation as of December 31, 2016 and, where applicable, the closing price of Marchex Class B common stock on December 31, 2016. The table presents estimates of incremental amounts that would become payable had a triggering event occurred on December 31, 2016 and does not include amounts that were earned and payable as of that date regardless of the occurrence of a triggering event. The table also sets forth the actual payments and benefits received or to be received by Messrs. Christothoulou, Horowitz and Ismail as a result of their cessation of employment prior to December 31, 2016. For our continuing NEOs, the actual amounts of payments and benefits that could be received can be determined only at the time of a triggering event, and are dependent upon the facts and circumstances then applicable.

Potential Payments upon Termination or Change in Control
Name		Change in Control without Termination of Employment (1) ($)	Change in Control with Termination of Employment without Cause or Resignation for Good Reason (2) ($)	Termination of Employment without Cause or Resignation for Good Reason without Change in Control (3) ($)	Termination Due to Death or Disability (4) ($)	Voluntary Resignation (5) ($)
Michael Arends
Salary and bonus payments	(6)	1,740,000	1,740,000	—	—	—
Severance payments	(7)	—	—	290,000		—
Value of accelerated option awards	(8)	—	—	—	—	—
Value of accelerated restricted stock awards	(9)	—	467,063	228,563	467,063	—
Health benefits	(10)		30,618	14,592	21,888	—
Life insurance death benefit	(11)				1,500,000	—
Total		1,740,000	2,237,681	533,155	1,988,951	—
Ethan Caldwell
Salary and bonus payments	(6)	1,710,000	1,710,000	—	—	—
Severance payments	(7)	—	—	285,000		—
Value of accelerated option awards	(8)	—	—	—	—	—
Value of accelerated restricted stock awards	(9)	—	395,513	132,169	395,513	—
Health benefits	(10)		33,840	9,660	14,490	—
Total		1,710,000	2,139,353	426,829	410,003	—
Gary Nafus (14)
Salary and bonus payments	(6)	900,000	900,000	—	—	—
Severance payments	(7)	—	—	300,000	—	—
Value of accelerated option awards	(8)	—	—	—	—	—
Value of accelerated restricted stock awards	(9)	—	632,688	195,438	632,688	—
Health benefits	(10)	—	21,888	14,592	21,888	—
Total		900,000	1,554,576	510,030	654,576
Russell C. Horowitz
Value of accelerated option awards	(8)	—	—	—	—	—
Value of accelerated restricted stock awards	(9)	—	—	—	—	124,920
Health benefits	(10)	—	—	—	—	37,782
Consulting services	(12)	—	—	—	—	255,000
Value of stock award for consulting services	(13)	—	—	—	—	375,000
Total		—	—	—	—	792,702
Former Executive Officers:
Peter Christothoulou
Severance payments	(7)	—	—	—	—	599,048
Value of accelerated option awards	(8)	—	—	—	—	—
Value of accelerated restricted stock awards	(9)	—	—	—	—	523,017
Health benefits	(10)	—	—	—	—	15,524
Total		—	—	—	—	1,137,589
Ziad Ismail
Severance payments	(7)	—	—	—	—	22,514

(1)

Amounts in the column headed “Change in Control without Termination of Employment” represent the payments and benefits that would be provided on a “single trigger” basis, meaning that they are triggered by the occurrence of a change in control of Marchex and are not conditioned on the NEO’s subsequent termination of employment.  These payments and benefits would be provided by the retention agreements described above to which Mr. Caldwell and Mr. Arends are parties, and by our employment agreement with Mr. Nafus.

(2)

Amounts in the column headed “Change in Control with Termination of Employment without Cause or Resignation for Good Reason” represent both the payments and benefits that would be provide on a “single trigger” basis contained in the first column and certain additional payments and benefits that would be provided on a “double trigger” basis, meaning that they are triggered if, within 12 months following a change in control of Marchex, the NEO’s employment is terminated without cause or the NEO resigns for good reason in accordance with our employment agreements with Messrs. Caldwell, Arends and Nafus.

(3)

Amounts in the column headed “Termination of Employment without Cause or Resignation for Good Reason without Change in Control” represent the payments and benefit that would be provided by our employment agreements with Messrs. Caldwell, Arends and Nafus upon their termination of employment without cause or resignation for good reason not occurring within 12 months following a change in control of Marchex.  All such payments and benefits are conditioned upon the NEO’s effective release of claims in favor of Marchex.

(4)

Amounts in the column headed “Termination Due to Death or Disability” represent the values of benefits that would be provided by our employment agreements with Messrs. Caldwell, Arends and Nafus in the event their employment with us terminates as a result of death or disability.  All such payments and benefits are conditioned upon the NEO’s release of claims in favor of Marchex.

(5)

Amounts in the column headed “Voluntary Resignation” reflect the actual values of payments and benefits provided or to be provided to Messrs. Christothoulou, Horowitz and Ismail in connection with their resignations from employment effective October 31, 2016, May 12, 2016 and September 30, 2016, respectively.  All such payments and benefits were conditioned upon the former employee’s effective release of claims in favor of Marchex.

(6)

Represents two times (one times in the case of Mr. Nafus) the sum of the NEO’s annual base salary as in effect on December 31, 2016 plus the greater of the bonus earned for the prior fiscal year or the bonus that would be earned for the current fiscal year assuming achievement of the applicable performance target at the maximum credited level.  For the year ended December 31, 2016, the bonus component included in the calculation of such payments is equal to 200% of the NEO’s annual base salary as in effect on December 31, 2016.

(7)

Represents one times the continuing NEO’s annual base salary as in effect on December 31, 2016. In accordance with his separation agreement, Mr. Christothoulou was entitled to severance payments of $285,000 on October 3, 2016 and $285,000 on April 3, 2017 subject to his provision of certain transition services to Marchex. In addition, Mr. Christothoulou also received accrued vacation of $29,048 as part of his separation agreement. Mr. Ismail received severance payments including accrued vacation pursuant to his separation agreement with Marchex.

(8)

Represents the intrinsic value of unvested stock options held by each NEO on December 31, 2016 whose vesting would be accelerated in the event of the NEO’s termination of without cause or resignation for good reason as follows: (a) 100% of unvested performance based and time based options if employment terminates within 12 months following a change in control and (b) one-year of additional vesting of unvested time based options if employment terminates other than within 12 months following a change in control. If employment terminates due to death or disability, the vesting of 100% of unvested performance based and time based options would be accelerated. The value of any accelerated stock option vesting would be the excess, if any, of the closing price per share of our Class B common stock on the NASDAQ Global Market over the exercise price of the option. For the purposes of this table, we have assumed an option vesting acceleration date of December 31, 2016. Because all options held by continuing NEOs on December 31, 2016 had exercise prices exceeding that day’s closing price of $2.65, they had no intrinsic value.  In accordance with their separation agreements and effective as of their separation dates, Mr. Christothoulou was entitled to accelerated vesting of one and one half years of his unvested options (288,877 options), all of which were then under water, and Mr. Horowitz was entitled to accelerated vesting of 100% of his unvested options, all of which were then under water. However, in accordance with his separation agreement, the options held by Mr. Horowitz will remain exercisable until their 10th anniversaries and may have intrinsic value in the future.

(9)

Represents the value of unvested restricted stock held by each NEO on December 31, 2016 whose vesting would be accelerated in the event of the NEO’s termination of without cause or resignation for good reason as follows: (a) 100% of unvested performance based and time based restricted stock if employment terminates within 12 months following a change in control and (b) one-year of additional vesting of unvested time based restricted stock if employment terminates other than within 12 months following a change in control.  If employment terminates due to death or disability, the vesting of 100% of unvested performance and time based restricted stock would be accelerated.  The value of any accelerated restricted stock vesting reflected in the table is based on the closing price of $2.65 per share of our Class B common stock on the NASDAQ Global Market on December 31, 2016. In accordance with their separation agreements and effective as of their separation dates, Mr. Christothoulou was entitled to accelerated vesting of one and one half years of his unvested time based restricted stock (190,187 shares), and Mr. Horowitz was entitled to accelerated vesting of 100% of his unvested restricted stock (33,312 shares) in which the accelerated values realized in the table is based on the closing price of $2.75 and $3.75, respectively, on their termination dates.

(10)

In accordance with our retention agreements with Messrs. Caldwell and Arends and our employment agreement with Mr. Nafus, each would be reimbursed for up to 18 months of health benefit continuation coverage under COBRA upon their termination of employment without cause or resignation for good reason within 12 months following a change in control of Marchex (reduced, in the case of Mr. Nafus, by the amount of any required employee premium contribution for health care benefits).  The amounts stated in the second column reflect the applicable premium cost for a period of 18 months.  Under our employment agreements with Messrs. Caldwell, Arends and Nafus, each continuing NEO would be eligible to receive up to 12 months of company-paid health benefit continuation coverage under COBRA, reduced by the amount of any required employee premium contribution for health care benefits, in the event of their termination of employment without cause or resignation for good reason not occurring within 12 months following a change in control.  The amounts stated in the third column reflect the applicable premium cost for a period of 12 months.  The amounts stated in the fourth column represent up to 18 months of company-paid health benefit continuation coverage under COBRA, reduced by the amount of any required employee premium contribution for health care benefits, to which Messrs. Caldwell, Arends and Nafus or their beneficiaries would be entitled upon their termination of employment due to disability or death in accordance with their employment agreements.  The amount stated for Mr. Christothoulou represents 12 months of company-paid health benefit continuation coverage under COBRA, reduced by the amount of any required employee premium contribution for health care benefits, to which Mr. Christothoulou is entitled in accordance with his separation agreement.  The amount stated for Mr. Horowitz represents 18 months of company-paid health benefit continuation coverage under COBRA, reduced by the amount of any required employee premium contribution for health care benefits, to which Mr. Horowitz is entitled in accordance with his separation agreement.

(11)	Represents the death benefit that would be paid to Mr. Arends’ beneficiaries pursuant to life insurance maintained by Marchex pursuant to our employment agreement with Mr. Arends.
(12)

Represents the aggregate fee payable to Mr. Horowitz in 12 monthly installments for consulting services to be rendered to Marchex by Mr. Horowitz through May 12, 2017 in accordance with his separation agreement.

(13)

Represents the value, based on the closing price of $3.75 per share of our common stock on the NASDAQ Global Market on May 12, 2016, of 100,000 shares of Marchex Class B common stock granted to Mr. Horowitz at a purchase price of $0.01 per share in accordance with his separation agreement. Such shares are subject to quarterly vesting over four quarters contingent upon Mr. Horowitz performance of consulting services for Marchex.

(14)

Mr. Nafus resigned as Chief Revenue Officer and as a member of Marchex’s office of the CEO effective March 31, 2017 and in connection with his employment termination, 238,750 of unvested restricted stock and 241,876 of unvested options were forfeited.

Procedures for Review and Approval of Related Person Transactions

Our Audit Committee is responsible under its charter for reviewing and approving in advance any proposed related party transactions which would require disclosure under Item 404(a) of Regulation S-K and reporting to the Board of Directors on any approved transactions. The Audit Committee is responsible for ensuring that such relationships are on terms commensurate with those that would be extended to an unrelated third party.

Compensation of Directors

The Compensation Committee is responsible for periodically reviewing and recommending to the Board of Directors the compensation of our independent directors. The following table summarizes compensation earned during 2016 by each of our directors except for Mr. Horowitz, whose compensation is reflected in the Summary Compensation Table and who did not receive additional compensation for his service on our Board of Directors through May of 2016:

2016 Director Compensation (1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Dennis Cline	32,000	124,658	156,658
Anne Devereux-Mills (3)	30,000	513,158	543,158
Nicolas J. Hanauer	—	139,620	139,620
Clark Kokich (4)	—	—	—
Ian Morris	—	166,549	166,549
M. Wayne Wisehart	—	164,554	164,554
(1)	Includes only those columns relating to compensation awarded to, earned by, or paid to non-employee directors for their services.

(2)

The amounts in the stock awards column reflect the aggregate grant fair value of stock awards granted to directors in 2016 in accordance with FASB ASC Topic 718. These amounts do not reflect whether the director has actually realized or will realize a financial benefit from the awards (such as by vesting in a restricted stock) except for Ms. Devereux Mills which includes the vested value of 25% of the restricted stock granted on October 5, 2016. See note 3 below for vesting details of Ms. Devereux-Mill’s October 5, 2016 grant.

(3)

In connection with Ms. Devereux-Mills’ appointment as Chairman of the Board of Directors of Marchex in October 2016, Marchex’s Compensation  awarded Ms. Devereux-Mills restricted stock under Marchex’s 2012 Stock Incentive Plan on October 5, 2016 (“Grant Date”) to purchase 150,000 shares of Marchex’s Class B common stock in her capacity as Chairman and at a purchase price of $0.01 per share, with 25% of the aggregate amount of such shares vesting on each of the Grant Date and the first, second and third annual anniversaries of the Grant Date (in each such case assuming continued service as Chairman on the applicable vesting date) and with accelerated vesting upon certain events as set forth in such restricted stock agreement.

(4)

In connection with Mr. Kokich’s appointment to the Board as Executive Chairman, Marchex’s Compensation Committee awarded Mr. Kokich restricted stock under Marchex’s 2012 Stock Incentive Plan on February 25, 2015 (“Grant Date”) to purchase 150,000 shares of Marchex’s Class B common stock in his capacity as Executive Chairman and at a purchase price of $0.01 per share, with 25% of the aggregate amount of such shares vesting on the first annual anniversary of the Grant Date and the remainder of such shares vesting quarterly thereafter over the next three (3) year period in equal increments of 6.25% of the aggregate amount of such shares (in each such case assuming continued service as Executive Chairman on the applicable vesting date) and with accelerated vesting upon certain events as set forth in such restricted stock agreement.  Upon Mr. Kokich’s resignation as Executive Chairman in October 2016, 56,250 shares of restricted stock were vested and 93,750 shares of restricted stock were forfeited upon such resignation. Mr. Kokich also received an annual salary of $60,000 as Executive Chairman.

The aggregate number of equity awards outstanding as of December 31, 2016 were:

Name	Stock Awards (#)	Option Awards (#)	Total
Dennis Cline	34,436	—	34,436
Anne Devereux-Mills (3)	146,936	—	146,936
Nicolas J. Hanauer	38,569	300,000	338,569
Clark Kokich (4)	—	—	—
Ian Morris	46,008	146,215	192,223
M. Wayne Wisehart	45,457	40,000	85,457

In May 2016, based upon the elections of the individual directors and in accordance with Marchex’s previously announced non-employee director compensation policy: (i) the Company granted an aggregate of 198,906 shares of restricted stock to the non-employee directors pursuant to the Company’s 2012 Stock Plan which will vest in full on the earlier of May 13, 2017 or the date of the 2017 annual meeting of stockholders assuming continued service on the board during such period and with accelerated vesting in full upon a change in control, and (ii) will be paid an aggregate of $62,000 in total cash compensation for the fiscal year, in addition to reimbursement for reasonable out-of-pocket expenses they incur in attending board, committee, and company meetings. In October 2016, Ms. Devereux-Mills was granted an additional 150,000 shares of restricted stock in connection with her appointment to Chairman of the Board of Directors of Marchex. See note 3 above for details of Ms. Devereux-Mills’ October 2016 grant.

EQUITY COMPENSATION PLANS

Amended and Restated 2003 Stock Incentive Plan. Our 2003 Stock Incentive Plan, effective on March 30, 2004, was adopted by our Board of Directors and approved by our stockholders on March 30, 2004 (the “2003 Stock Plan”). The 2003 Stock Plan provides for the granting of shares of Class B common stock to employees, directors, and consultants of Marchex, its affiliates and strategic partners and provides for the following types of grants:

•	incentive stock options within the meaning of Section 422 of the Internal Revenue Code, sometimes known as ISOs;
•	non-statutory stock options, which are options not intended to qualify as ISOs, sometimes known as non-qualified options; and
•	right to purchase shares pursuant to restricted stock purchase agreements.

The 2003 Stock Plan was amended in May of 2010 to provide for grants of restricted stock units to eligible participants under the 2003 Stock Plan. No awards will be made under the 2003 Stock Plan after December 31, 2012 and the 2012 Stock Plan covers the anticipated balance of shares available under the 2003 Stock Plan.

2012 Stock Incentive Plan. Our 2012 Stock Incentive Plan, effective on April 2, 2012, was adopted by our Board of Directors and approved by our stockholders on May 4, 2012 (the “2012 Stock Plan”). The 2012 Stock Plan provides for the granting of shares of Class B common stock to employees, directors, and consultants of Marchex, its affiliates and strategic partners and provides for the following types of grants:

•	incentive stock options within the meaning of Section 422 of the Internal Revenue Code, sometimes known as ISOs;
•	non-statutory stock options, which are options not intended to qualify as ISOs, sometimes known as non-qualified options;
•	right to purchase shares pursuant to restricted stock purchase agreements; and
•	restricted stock units.

2014 Employee Stock Purchase Plan. Our 2014 employee stock purchase plan was adopted by our Board of Directors on March 8, 2013 and approved by our stockholders on May 3, 2013 (the “2014 Employee Stock Purchase Plan”). The 2014 Employee Stock Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code and permits eligible employees to purchase our Class B common stock for amounts up to 15% of their compensation in purchase periods under the plan. Under the 2014 Employee Stock Purchase Plan, no employee will be permitted to purchase stock worth more than $25,000 in any calendar year, valued as of the first day of each purchase period. We have authorized an aggregate of 225,000 shares of our Class B common stock for issuance under the 2014 Employee Stock Purchase Plan to participating employees. The 2014 Employee Stock Purchase Plan provides for purchase periods which shall be determined by the Board of Directors and the purchase price of shares of Class B common stock available under the purchase plan shall be equal to 95% of the closing price of the shares of Class B common stock on the last business day of each purchase period.

Equity Compensation Plan Information

The following table sets forth certain information regarding our Class B common stock that may be issued upon exercise of options, warrants and other rights under all of our existing equity compensation plans as of December 31, 2016:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted average exercise price of outstanding options, warrants and rights ($) (b)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a) (#) (c)
Equity compensation plans approved by security holders:
2003 amended and restated stock incentive plan, as amended (1)	3,181,834		6.70		—
2012 stock incentive plan (2)	6,378,480	(3)	5.45	(4)	3,646,087
2014 employee stock purchase plan	—		—		156,029
Total	9,560,314		5.97	(4)	3,802,116

The weighted-average exercise price in column (b) is calculated based on outstanding stock options. It does not take into account shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.

(1)	After December 31, 2013, no awards were made under the 2003 Stock Plan. Consists of stock options to purchase shares of our Class B common stock.
(2)

We have reserved 11,501,545 shares of Class B common stock for issuance under our 2012 Stock Plan, which includes an increase of 2,097,153 shares to the authorized number of shares available under the plan, which occurred on January 1, 2016.

(3)	Consists of stock options to purchase 4,496,050 shares of Class B common stock and restricted stock units representing the right to purchase 1,882,430 shares of our Class B common stock.
(4)	Calculated exclusive of outstanding restricted stock units.

PROPOSAL FOUR—ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item 4 on Proxy Card)

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis,” we believe that our continued success depends on our ability to retain our experienced, complementary and dedicated management team and we therefore provide strong incentives for them to continue to participate in our growth. We also believe that management compensation packages should reflect as much as possible the risk and opportunity experienced by our stockholders. As a result, we strongly emphasize performance-based compensation arrangements which reward NEOs for contributions to our long-term growth and overall corporate success. We believe that this long-term focus will appropriately reward our management team for performance that will most benefit our Company and stockholders.

We urge you to read the “Compensation Discussion and Analysis” section, the Summary Compensation Table and the related compensation tables and narrative in this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2016 compensation of our NEOs.

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we are asking you to vote on the adoption of the following resolution:

BE IT RESOLVED by the stockholders of Marchex, Inc., that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement for the Company’s 2017 annual meeting.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our NEOs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FIVE —ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON

EXECUTIVE COMPENSATION

(Item 5 on Proxy Card)

As described in Proposal Four above, the Company’s stockholders are being provided the opportunity to cast an advisory vote on the compensation of the Company’s NEOs.

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently the Company should seek future advisory votes on the compensation of its NEOs. In other words, how often a proposal similar to this year’s Proposal Four will be included in the matters to be voted on at each annual meeting. The choices available under the rules are every year, every other year, or every third year. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors believes that stockholders should have the opportunity to vote on the compensation of the NEOs every three years, consistent with the Company’s long-term approach to executive compensation. While the Board and Compensation Committee regularly review compensation, with an in-depth review on an annual basis, the Company’s programs and policies are designed to enhance long-term growth and performance and incentivize our employees on a long-term basis. As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, a majority of the total compensation for executives is in the form of equity awards. The Board of Directors believes that a vote every three years will foster a more long-term view of compensation. It would also give the Company sufficient time to engage with stockholders to better understand their views about the Company’s compensation programs and respond in a more effective manner.

Stockholders can already provide input to the Board of Directors on an annual or more frequent basis using other mechanisms such as by communicating directly with the Board of Directors or individual directors by sending letters or by speaking with them at the annual meeting of stockholders. While an annual vote on executive compensation will indicate whether stockholders have concerns about the Company’s compensation programs and policies, it would not provide specific information about stockholder views. An advisory vote occurring once every three years would permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

The frequency option chosen by our stockholders for conducting future advisory votes on executive compensation is not a binding determination. However, the opinions expressed by stockholders in their vote on this proposal will be given due consideration by the Board of Directors and the Compensation Committee in making a determination as to the frequency of future advisory votes on executive compensation.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors. Please mark your proxy card to indicate your preference on this proposal or your abstention if you wish to abstain. If you submit your proxy but fail to indicate your preference, your shares will be treated as though you chose a frequency of three years on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS “THREE YEARS” AS THE DESIRED FREQUENCY FOR AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL SIX— REAPPROVAL OF CERTAIN PROVISIONS OF THE 2012 STOCK INCENTIVE PLAN

(Item 6 on Proxy Card)

Our stockholders previously approved our 2012 Stock Incentive Plan, under which employees, officers, directors and other individuals who provide bona fide services to us or for any of our affiliates, may be granted equity-based awards.  The stockholders now are being asked to reapprove certain provisions of the 2012 Stock Incentive Plan solely for the purpose of preserving our ability to deduct in full for federal income tax purposes the compensation recognized by certain of our executive officers in connection with certain awards that may be granted in the future under the 2012 Stock Incentive Plan.

Section 162(m) of the Internal Revenue Code limits a corporation’s income tax deduction for compensation paid to certain executive officers who are “covered employees” within the meaning of Section 162(m) to $1 million per person per year unless the compensation qualifies as “performance-based compensation.” In general, for compensation under the 2012 Stock Incentive Plan to qualify as “performance-based compensation,” certain material terms of the 2012 Stock Incentive Plan must be approved by our stockholders in a separate vote. Where, as in the case of the 2012 Stock Incentive Plan, the Compensation Committee has the authority to establish individual award performance goal targets after initial stockholder approval of the material terms of the performance goals, reapproval of the performance goals by the stockholders at least every five years is required to preserve the exemption from the federal income tax deduction limit under Section 162(m) for performance-based compensation. To preserve this exemption following the annual meeting, we are requesting our stockholders to reapprove the material terms of the performance goals under the 2012 Stock Incentive Plan.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to preserve the ability of the Company to deduct in full compensation related to stock options, stock appreciation rights and other performance-based awards granted under the 2012 Stock Incentive Plan. Therefore, solely for the purpose of qualifying such compensation as performance-based under Section 162(m), the stockholders are asked to reapprove the following provisions of the 2012 Stock Incentive Plan:

•

All employees, officers, directors and other individuals who provide bona fide services to or for the Company and any affiliate of the Company are eligible to be granted stock options, stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, performance awards, and other stock-based awards under the 2012 Stock Incentive Plan.

•

No participant may receive in any fiscal year under the 2012 Stock Incentive Plan awards which, in the aggregate, exceed 4,000,000 shares (subject to appropriate adjustment for stock splits, stock dividends, split-ups, recapitalizations, mergers, consolidations, business combinations, exchanges and similar changes to the Company’s capital structure).

•

The grant or vesting of certain awards intended to qualify as “performance-based” may be made subject to the attainment of performance goals relating to performance measures established in writing by the Compensation Committee.  “Performance Measures” mean criteria relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies:

(i)

Earnings or Profitability Metrics: earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); operating income before amortization (“OIBA”) and adjusted OIBA; earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA; profit margins; expense levels or ratios; as may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, early extinguishment of debt, stock-based compensation expense, amortization of intangible assets from acquisitions, acquisition related costs, gain/loss on sales and disposals of intangible assets, lease incentives, costs to exit activities and other non-GAAP financial measures under Regulation G promulgated by the Securities and Exchange Commission;

(ii)	Return Metrics: return on investment, assets, equity or capital (total or invested);

(iii)

Cash Flow Metrics: operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

(iv)

Liquidity Metrics: capital raising; debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the administrator;

(v)

Stock Price and Equity Metrics: return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio; and

(vi)

Strategic and Operating Metrics: geographic footprint; revenue (gross, operating or net); new business or customer wins; market share; market penetration; growth in assets; key hires; management of employment practices and employee benefits; effective income tax rates; business expansion; acquisitions, divestitures, collaborations, licensing or joint ventures; financing; covenant compliance; resolution of significant litigation; and legal compliance or risk reduction.

While we believe that compensation provided by such awards under the 2012 Stock Incentive Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards may not qualify as performance-based.

Summary of the 2012 Stock Incentive Plan

The following summary of material terms of the 2012 Stock Incentive Plan is qualified in its entirety by the actual language of the 2012 Stock Incentive Plan, copy of which is set forth in Appendix A to this proxy statement.

Background and Purpose

We adopted the 2012 Stock Incentive Plan to promote long-term growth and profitability by providing key people with incentives to improve stockholder value of the Company and contribute to our growth and financial success, and enabling us to attract, retain and reward the best-available personnel.

Eligibility and Participation

Participation in the 2012 Stock Incentive Plan is open to all of our employees, officers, directors and other individuals who provide services to us or any of our affiliates, as the administrator of the 2012 Stock Incentive Plan may select from time to time. Our Compensation Committee serves as the administrator. The administrator may also grant awards to individuals in connection with their hiring, recruitment or other related circumstance before the date that the relevant individual first performs those services for us or any of our affiliates, however, no awards may vest or become exercisable and no shares may be issued before the individual commences performance of those services. As of the date of this proxy statement, five non-employee directors and approximately two hundred and twenty-three employees and other individuals providing services to the Company or any of its affiliates are eligible to participate in the 2012 Stock Incentive Plan.

Types of Awards

The 2012 Stock Incentive Plan provides for the grant of stock options, stock appreciation rights, stock awards, restricted stock units, performance awards and other stock-based awards, as each is described more fully below, which may be granted separately or in tandem with other awards. The administrator is responsible for determining the prices, expiration dates, and other material conditions governing the exercise of the awards granted under the 2012 Stock Incentive Plan. We may make or guarantee loans to assist award holders in the exercise of awards or to satisfy any withholding tax obligations arising from awards granted under the 2012 Stock Incentive Plan, to the extent permitted by law. Securities laws, however, preclude us from making or guaranteeing any such loans to our executive officers. Types of awards that may be granted under the 2012 Stock Incentive Plan include:

Stock Options. The administrator may grant tax-qualified incentive stock options, within the meaning of Section 422 of the Code, or nonqualified stock options. However, only employees of the Company or its subsidiaries may receive tax-qualified incentive stock options. All stock options must have an exercise price equal to or above the fair market value of our shares on the date of grant and a term of no longer than ten years. As of June 27, 2017, the fair market value of a share of our Class B common stock was $2.92 based upon the closing price as reported on the NASDAQ Global Select Market on such date. An option holder may pay the exercise price in cash or by broker-assisted cashless exercise or by any other means that the administrator approves or any combination of the foregoing.

Stock Appreciation Rights. The administrator may grant stock appreciation rights that entitle the holder to receive a payment in cash, shares or a combination of the foregoing, having an aggregate value that is equal to the excess (if any) on the date of exercise of the fair market value of the underlying shares on that date over the base price of the shares specified in the grant agreement. The base price per share specified in the grant agreement cannot be less than the lower of the fair market value of shares on the grant date or the exercise price of any tandem stock option award to which the stock appreciation right is related. No stock appreciation right may have a term longer than ten years’ duration.

Stock Awards. The administrator may grant stock awards in such amounts, on such terms and conditions and for such consideration (including no consideration or such minimum consideration as may be required by law), as the administrator determines. A stock award may be restricted or unrestricted and may be denominated in shares or other securities, stock-equivalent units, securities or debentures convertible into shares, or any combination of these. Stock awards may be paid in shares or other securities, cash or a combination of these.

Performance Awards. The administrator may grant stock-based awards that are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The grant of, or lapse of restrictions with respect to, performance-based stock awards must be based upon one or more performance measures and objective performance targets to be attained relative to those performance measures as determined by the administrator. Performance targets may include minimum, maximum, intermediate and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions based on the level of performance attained. The administrator is authorized to make adjustments to the method of calculating the attainment of performance measures or targets in recognition of extraordinary or non-recurring items, changes in tax laws, changes in generally accepted accounting principles or accounting policies, changes related to restructured or discontinued operations, the restatement of prior period financial results, or any other unusual, non-recurring gain or loss that is separately identified and quantified in our financial statements.

For this purpose, “performance measures” are those measures described in the Section 162(m) approval provisions above or as may be established by the Compensation Committee from time to time.

Shares Available Under the 2012 Stock Incentive Plan

The total number of shares of our common stock that may be issued with respect to awards granted under the 2012 Stock Incentive Plan will be 3,500,000, plus an automatic annual increase to be added on January 1 of each year equal to five percent (5%) of the total shares of common stock outstanding on such date (including for this purpose any shares of common stock issuable upon conversion of any outstanding capital stock of the Company). The total number of shares of common stock available for granting incentive stock options intended to qualify under Code section 422 under the 2012 Stock Incentive Plan will be 3,500,000, plus an automatic annual increase to be added on January 1 of each year beginning in 2013 and ending in 2022, equal to the lesser of (i) 2,000,000 shares of common stock or (ii) five percent (5%) of the total shares of common stock outstanding on such date (including for this purpose any shares of common stock issuable upon conversion of any outstanding capital stock of the Company) or (iii) such lesser number as determined by the Board.

If any award, or portion of an award, under the 2012 Stock Incentive Plan or the Company’s 2003 Amended and Restated Stock Incentive Plan (the “2003 Plan”) expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of common stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of common stock are repurchased by or surrendered to the Company in connection with any award (whether or not such surrendered shares were acquired pursuant to any award) under this 2012 Stock Incentive Plan or the 2003 Plan, or if any shares are withheld by the Company, the shares subject to such award and the repurchased, surrendered and withheld shares will thereafter be available for further awards under the 2012 Stock Incentive Plan; provided, however, that any such shares that are surrendered to or repurchased or withheld by the Company in connection with any award under this 2012 Stock Incentive Plan or the 2003 Plan or that are otherwise forfeited after issuance will not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

The maximum number of shares of common stock subject to awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this 2012 Stock Incentive Plan will be limited to 4,000,000 shares. Such per-individual limit will not be adjusted to effect a restoration of shares of common stock with respect to which the related sward is terminated, surrendered or canceled.

Each of the limits described above is adjusted to reflect any stock dividends, stock splits, split-ups, recapitalizations, mergers, consolidations, business combinations, exchanges of stock or anything similar. The shares to be issued under the 2012 Stock Incentive Plan are shares of authorized but unissued or reacquired shares or treasury shares, including shares we repurchase on the open market.

Adjustments to Awards

In the event of a stock dividend, stock split or reverse stock split affecting shares, the maximum number of shares for which awards may be granted under the 2012 Stock Incentive Plan and the maximum number of shares with respect to which awards may be granted during any one fiscal year to any individual, and the number of shares covered by and the exercise price and other terms of outstanding awards, will be adjusted to reflect such event without further action of our Board of Directors.

Except as stated above, in the event of any change affecting shares, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation, or share exchange (other than any such change that is part of a transaction resulting in a “Change in Control” of the Company (as defined in the 2012 Stock Incentive Plan)), the administrator, in its discretion and without the consent of the holders of the awards, shall make appropriate adjustments to the maximum number and type of shares reserved for issue or with respect to which awards may be granted under the 2012 Stock Incentive Plan (in the aggregate, with respect to any individual during any one calendar year and with respect to which awards that are intended to be tax-qualified as incentive stock options under the Code); and any adjustments in outstanding awards, including, but not limited to, modifying the number, kind and price of securities subject to awards.

In the event of any transaction resulting in a Change in Control of the Company or if the Company is to be consolidated with or acquired by another entity in a merger, consolidation, private sale or sale of all or substantially all of the Company’s assets or otherwise (any of the foregoing, an “Acquisition”), the administrator of the 2012 Stock Incentive Plan or the board of directors of any entity assuming the obligations of the Company under the 2012 Stock Incentive Plan (the “Successor Board”), will, as to outstanding stock options, either (i) make appropriate provision for the continuation of such stock options by substituting on an equitable basis for the shares of common stock then subject to such stock options either the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the holders, provide that all options must be exercised (to the extent then exercisable after taking into account any applicable acceleration of vesting) at the end of which period the options will terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable after taking into account any applicable acceleration of vesting) over the exercise price thereof.

With respect to outstanding awards other than stock options, the administrator of the 2012 Stock Incentive Plan or the Successor Board, will either (x) make appropriate provisions for the continuation of such awards by substituting on an equitable basis for the shares then subject to such awards either the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition or securities of any successor or acquiring entity; or (y) upon written notice to the holders, provide that all such awards must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the awards will terminate; or (z) terminate all such other awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such awards (to the extent then vested after taking into account any applicable acceleration of vesting) over the base or purchase price thereof, if any. In addition, in the event of an Acquisition, the administrator may waive any or all Company repurchase rights with respect to outstanding awards.

Further, in the event that a “Change in Control” of the Company  occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such award becomes payable (or a pro rata portion of the lapse restrictions lapses, as applicable) as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the performance measures and performance targets relating to the portion of the performance period completed as of the date of the Change in Control.

Without the consent of award holders, the administrator may make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events affecting the Company, the financial statements of the Company or any affiliate, changes in applicable laws, regulations, or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2012 Stock Incentive Plan.

Amendment and Termination

Our Board of Directors may terminate, amend or modify the 2012 Stock Incentive Plan or any portion of it at any time without stockholder approval, subject to such restrictions on amendments and modifications as may apply under applicable laws or listing rules.

Compliance with Securities Laws and Listing Rules

If at any time the administrator determines that delivery of our common stock under the 2012 Stock Incentive Plan would be unlawful under the laws of any applicable jurisdiction, or federal, state or foreign securities laws or violate the rule of the national exchange on which our common stock is then listed, the right to exercise an award or receive shares of common stock pursuant to an award will be suspended until the administrator determines such delivery would not violate such laws or rules.

Federal Income Tax Consequences

The following is a general summary of the federal income tax treatment of stock options, which are authorized for grant under the 2012 Stock Incentive Plan, based upon the provisions of the Code as of the date of this proxy statement. Non-U.S. residents should consult with their tax adviser regarding the specific tax consequences as a result of the grant of awards under the 2012 Stock Incentive Plan in their country of origin. This summary is not intended to be exhaustive and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts. 2012 Stock Incentive Plan participants should consult their tax advisor with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of options granted under the 2012 Stock Incentive Plan.

Incentive Stock Options. An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Section 422 of the Code. Option holders who neither dispose of their shares within two years of the date that the option was granted or within one year following the exercise of the option, normally recognize a capital gain or loss on the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies these holding periods, on the sale of the shares, we are not entitled to any deduction for federal income tax purposes. Where an option holder disposes of shares within two years after the date of grant of those options or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition. Any gain in excess of that amount is a capital gain. If a loss is recognized, there is no ordinary income, and such loss is a capital loss. Any ordinary income recognized by the option holder on the disqualifying disposition of the shares generally results in a deduction by us for federal income tax purposes.

Nonqualified Stock Options. Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. An option holder generally recognizes no taxable income as a result of the grant of the option. On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. On the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. We should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option.

Deductibility of Compensation. The Code allows publicly held corporations to deduct compensation that is in excess of $1 million paid to the corporation’s chief executive officer and or any of its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) if the compensation is payable solely based on the attainment of one or more performance goals and where certain statutory requirements are satisfied. It is intended that compensation arising from awards granted under the 2012 Stock Incentive Plan that are based on performance goals, and stock options and stock appreciation rights, are to be deductible by us as qualified performance-based compensation not subject to the $1 million limitation on deductibility under the Code. Despite this, we reserve the right to grant awards under the 2012 Stock Incentive Plan that do not result in qualified performance-based compensation and, as such, may not entitle us to a tax deduction.

Approval of this proposal requires the affirmative vote of a majority of the shares of the Company’s Class A common stock and Class B common stock present or represented by proxy and entitled to vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” APPROVAL OF THIS PROPOSAL.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership. Directors, officers and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on review of the copies of such reports the Company has received, or written representations that no other reports were required for those persons, the Company believes that its directors, officers and 10% stockholders complied with all applicable filing requirements during 2016.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the SEC. Proposals of stockholders of the Company intended to be presented for consideration at our 2018 Annual Meeting of Stockholders must be received by the Company no later than March 12, 2018 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholder proposals should be addressed to the attention of the Company’s General Counsel, 520 Pike Street, Suite 2000, Seattle, Washington 98101. Stockholders who wish to present a proposal at our 2018 Annual Meeting of Stockholders, other than one that will be included in our proxy materials, should send notice to the Company by June 22, 2018. If a stockholder proposal is not submitted by this date and it is properly brought before our 2018 Annual Meeting of Stockholders, we may exercise voting discretion to vote the proxies that the Board of Directors solicits for our 2018 Annual Meeting of Stockholders on such stockholder proposal in accordance with our best judgment. If a stockholder makes a timely notification, the people we name as proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC. The corresponding proposal submission date for our 2017 Annual Meeting of Stockholders was June 27, 2017. We have discretionary authority to vote the proxies that the Board of Directors solicits for our 2017 Annual Meeting of Stockholders on any stockholder proposals properly brought before our 2017 Annual Meeting of Stockholders with respect to which the Company was not notified by that date.

2016 ANNUAL REPORT ON FORM 10-K AND SEC FILINGS

Our financial statements for the fiscal year ended December 31, 2016 are included in our Annual Report on Form 10-K. Our Annual Report and this proxy statement are posted on our website at www.marchex.com (See Company-Investors-SEC Filings) and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report and this proxy statement without charge by sending a written request to Marchex Investor Relations, 520 Pike Street, Suite 2000, Seattle, Washington 98101, or by calling (206) 331-3300.

APPENDIX A

MARCHEX, INC.

2012 STOCK INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

Marchex, Inc., a Delaware corporation (the “Company”), hereby establishes the MARCHEX, INC. 2012 STOCK INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available personnel.

After December 31, 2012, no further awards will be made under the Company’s 2003 Amended and Restated Stock Incentive Plan (the “2003 Plan”).

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonstatutory stock options), stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, performance awards, other stock-based awards, or any combination of the foregoing.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c) “Award” means any stock option, stock appreciation right, stock award, restricted stock unit award, performance award, or other stock-based award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence of any of the following events:

(i) an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities “) by any “Person” or “Group” (as such terms are used for the purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such Person or Group has Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, in determining whether or not a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company, (ii) the Company, (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined), or (iv) any holder of the Company’s Class A Common Stock as of the date hereof;

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) the consummation of:

(a) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” is a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

A. the shareholders of the Company immediately before such merger, consolidation, or reorganization, own, directly or indirectly, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

B. the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation or a corporation owning directly or indirectly fifty-one percent (51%) or more of the Voting Securities of the Surviving Corporation, and

C. no Person or Group, other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company immediately prior to such merger, consolidation, or reorganization, or (iv) any holder of the Company’s Class A Common Stock as of the date hereof, owns twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then-outstanding voting securities; or

(b) a complete liquidation or dissolution of the Company; or

(c) the sale or disposition of all or substantially all of the assets of the Company to any Person.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person provided that if a Change in Control would occur (but for the operation of this sentence) and after such acquisition of Voting Securities by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities, then a Change in Control shall occur.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g) “Common Stock” means shares of Class B common stock of the Company, par value of $0.01 per share.

(h) “Fair Market Value” means, with respect to the Common Stock, as of any date:

(i) if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported;

(ii) if the principal market for the Common Stock is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported; or

(iii) if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method.

(i) “Grant Agreement” means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(j) “Performance Measures” mean criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies:

(i) Earnings or Profitability Metrics: earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); operating income before amortization (“OIBA”) and adjusted OIBA; earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA; profit margins; expense levels or ratios; as may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, early extinguishment of debt, stock-based compensation expense, amortization of intangible assets from acquisitions, acquisition related costs, gain/loss on sales and disposals of intangible assets, lease incentives, costs to exit activities and other non-GAAP financial measures under Regulation G promulgated by the Securities and Exchange Commission;

(ii) Return Metrics: return on investment, assets, equity or capital (total or invested);

(iii) Cash Flow Metrics: operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

(iv) Liquidity Metrics: capital raising; debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the Administrator;

(v) Stock Price and Equity Metrics: return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio;

(vi) Strategic and Operating Metrics: geographic footprint; revenue (gross, operating or net); new business or customer wins; market share; market penetration; growth in assets; key hires; management of employment practices and employee benefits; effective income tax rates; business expansion; acquisitions, divestitures, collaborations, licensing or joint ventures; financing; covenant compliance; resolution of significant litigation; and legal compliance or risk reduction; and

(vii) Other Performance Measures: as may be established by the Administrator from time to time.

3.	Administration

(a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Awards (other than Stock Awards) to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder and no such modification, amendment or substitution that results in repricing the Award, shall be made without prior stockholder approval); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; provided, however, that no such waiver or acceleration of lapse restrictions shall be made with respect to a performance-based stock award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code section 162(m); (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the Grant Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.	Shares Available for the Plan; Maximum Awards

Subject to adjustments as provided in Section 7(d) of the Plan, the total number of shares of Common Stock that may be issued with respect to Awards granted under the Plan shall be 3,500,000, plus an automatic annual increase to be added on January 1 of each year equal to five percent (5%) of the total shares of Common Stock outstanding on such date (including for this purpose any shares of Common Stock issuable upon conversion of any outstanding capital stock of the Company). Subject to adjustments as provided in Section 7(d) of the Plan, the total number of shares of Common Stock available for granting incentive stock options intended to qualify under Code section 422 under the Plan shall be 3,500,000, plus an automatic annual increase to be added on January 1 of each year beginning in 2013 and ending in 2022, equal to the lesser of (i) 2,000,000 shares of Common Stock or (ii) five percent (5%) of the total shares of Common Stock outstanding on such date (including for this purpose any shares of Common Stock issuable upon conversion of any outstanding capital stock of the Company) or (iii) such lesser number as determined by the Board.

The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan or 2003 Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award) under this Plan or the 2003 Plan, or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award under this Plan or the 2003 Plan or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to 4,000,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.	Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.	Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Code section 422. Options must have an exercise price at least equal to Fair Market Value as of the date of grant and may not have a term in excess of ten years’ duration. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem stock option Award to which the SAR is related. No SAR shall have a term longer than ten years’ duration. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c) Stock Awards.

(i) The Administrator may from time to time grant stock awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock award may be denominated in Common Stock or other securities, stock-equivalent units or restricted stock units, securities or debentures convertible into Common Stock, or any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

(ii) The Administrator may grant stock awards in a manner constituting “qualified performance-based compensation” within the meaning of Code section 162(m). The grant of, or lapse of restrictions with respect to, such performance-based stock awards shall be based upon one or more Performance Measures and objective performance targets to be attained relative to those Performance Measures, all as determined by the Administrator. Performance targets may include minimum, maximum, intermediate and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions with respect thereto based on the level attained. A performance target may be stated as an absolute value or as a value determined relative to prior performance, one or more indices, budget, one or more peer group companies, any other standard selected by the Administrator, or any combination thereof. The Administrator shall be authorized to make adjustments in the method of calculating attainment of Performance Measures and performance targets in recognition of: (A) extraordinary or non-recurring items; (B) changes in tax laws; (C) changes in generally accepted accounting principles or changes in accounting policies; (D) charges related to restructured or discontinued operations; (E) restatement of prior period financial results; and (F) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements; provided that the Administrator’s decision as to whether such adjustments will be made with respect to any Covered Employee, within the meaning of Code section 162(m), is determined when the performance targets are established for the applicable performance period. Notwithstanding the foregoing, the Administrator may, at its sole discretion, modify the performance results upon which Awards are based under the Plan to offset any unintended results arising from events not anticipated when the Performance Measures and performance targets were established; provided, that such modifications may be made with respect to an Award granted to any Covered Employee, within the meaning of Code section 162(m), only to the extent permitted by Code section 162(m) if the Award was intended to constitute “qualified performance-based compensation” within the meaning of Code section 162(m). Notwithstanding anything in the Plan to the contrary, the Administrator is not authorized to waive or accelerate the lapse of restrictions on a performance-based stock award granted to any Covered Employee, within the meaning of Code section 162(m) except upon death, disability or a change of ownership or control of the Company. In the event that a Change in Control occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such Award shall become payable (or a pro rata portion of the lapse restrictions shall lapse, as applicable) as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the Performance Measures and performance targets relating to the portion of the performance period completed as of the date of the Change in Control.

7.	Miscellaneous

(a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b) Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(d) Adjustments for Corporate Transactions and Other Events.

(i) Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards, as the Administrator determines to be appropriate and equitable.

(iii) Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company or if the Company is to be consolidated with or acquired by another entity in a merger, consolidation, private sale or sale of all or substantially all of the Company’s assets or otherwise (any of the foregoing, an “Acquisition”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding stock options, either (i) make appropriate provision for the continuation of such stock options by substituting on an equitable basis for the shares of Common Stock then subject to such stock options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the holders, provide that all options must be exercised (to the extent then exercisable after taking into account any applicable acceleration of vesting) at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such options (to the extent then exercisable after taking into account any applicable acceleration of vesting) over the exercise price thereof. With respect to outstanding Awards other than stock options, the Administrator or the Successor Board, shall either (x) make appropriate provisions for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (y) upon written notice to the holders, provide that all such Awards must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Awards shall terminate; or (z) terminate all such other Awards in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Awards (to the extent then vested after taking into account any applicable acceleration of vesting) over the base or purchase price thereof, if any. In addition, in the event of an Acquisition, the Administrator may waive any or all Company repurchase rights with respect to outstanding Awards.

(iv) Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(h) Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may violate the rules of the national exchange on which the shares are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws.

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

(k) 409A Savings Clause. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(l) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

. MARCHEX, INC.   IMPORTANT ANNUAL MEETING INFORMATION   Electronic Voting Instructions Available 24 hours a day, 7 days a week!   Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.   VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.   Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on August 20, 2017.  Vote by Internet • Go to www.investorvote.com/MCHX • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card • IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • A Proposals — The Board of Directors recommends a vote FOR the directors listed in Proposal 1, a vote FOR Proposals 2-4 and 6, and a vote of THREE YEARS for Proposal 5.  1. To elect four directors to serve on the Company’s Board of Directors until their successors are duly elected and qualified: + For Withhold For Withhold For Withhold 01 - Dennis Cline 02 - Anne Devereux-Mills 03 - Russell C. Horowitz 04 - M. Wayne Wisehart 2. To ratify the appointment of Moss Adams LLP as the For Against Abstain 3. To approve the adoption of an amendment to our amended For Against Abstain Company’s independent registered public accounting firm for and restated bylaws to provide that the courts located within the fiscal year ending December 31, 2017. the State of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes.  4. To approve, by a non-binding advisory vote, the compensation 5. To select, by a non-binding advisory vote, the 1 Year 2 Years 3 Years Abstain paid to our named executive officers. frequency at which stockholders will be asked to approve the compensation paid to our named executive officers.  6. To reapprove provisions of the 2012 Stock Incentive Plan to 7. In accordance with the discretion of the proxy holders, to act upon all matters incident to enable the Company to deduct in full certain plan-related the conduct of the meeting and upon such other matters as may properly come before compensation under Section 162(m) of the Internal Revenue the meeting.  Code of 1986, as amended. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THEELECTION OF THE DIRECTORS LISTED IN PROPOSAL 1, FOR PROPOSALS 2-4 AND 6, AND THREE YEARS FOR PROPOSAL 5.   B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.    Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 02MYPC

  Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.   The Proxy Statement and the Annual Report to Stockholders are available at:   www.investorvote.com/MCHX.   •  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    Proxy — MARCHEX, INC.   +    CLASS B COMMON STOCK  ANNUAL MEETING OF STOCKHOLDERS, AUGUST 21, 2017   THIS PROXY IS SOLICITED ON BEHALF OF  THE BOARD OF DIRECTORS OF MARCHEX, INC.    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held August 21, 2017 and the Proxy Statement,  and appoints Michael Arends and Ethan Caldwell, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Class B common stock  of Marchex, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entities, at the Annual Meeting of Stockholders  of the Company to be held at Marchex, Inc., 520 Pike Street, 1211 Building Conference Center, 12th Floor, Seattle, Washington, on August 21, 2017 at 10:00 a.m. Pacific Time,  and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented  by this Proxy shall be voted in the manner set forth below and on the reverse side. Please mark, date, sign and return this proxy promptly in the enclosed envelope.   (Continued and to be marked, dated and signed, on the other side)    Non-Voting Items  Change of Address — Please print new address below. Comments — Please print your comments below.  IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.